UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOOD HEMP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1000	42-2578051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

20311 Chartwell Center Drive, Suite 1469

Cornelius, NC 28031

Telephone: (800) 947-9197

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Incorp Services, Inc.

3773 Howard Hughes Pkwy, Ste. 500S

Las Vegas, NV 89169-6014

Telephone: (702) 866-2500

(Name, Address, and Telephone Number for Agent of Service)

Copies to:
BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, Suite 1410 Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.
Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company smaller reporting, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 (2)	10,000,000	$2.00	(3)	$20,000,000	$2,596.00
Common Stock, par value $0.001 (4)	416,750	$1.10	(5)	$458,425	$59.50
Common Stock, par value $0.001 (6)	111,359	$1.10	(7)	$122,495	$15.90

Total	10,528,109			$20,580,920	$2,671.40

____________________

(1)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Shares of newly issued common stock to be offered by the registrant in the Primary Offering (as hereinafter defined).
(3)	Based on the bona fide estimate of the maximum offering price in the Primary Offering in accordance with Rule 457(a).
(4)	Shares of common stock issuable upon conversion of the registrant’s Series B-1 Convertible Preferred Stock held by the selling stockholder as part of a Secondary Offering (as hereinafter defined).
(5)

Based on the average of the high and low prices of the registrant’s common stock on September 21, 2020, in accordance with Rule 457(c). After our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, the shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, via a combination of these methods at market prices prevailing at the time of sale, or at negotiated prices.

(6)	Shares of common stock issued and outstanding to be sold by the selling stockholder as part of a Secondary Offering (as hereinafter defined).
(7)

Based on the average of the high and low prices of the registrant’s on September 21, 2020, in accordance with Rule 457(c). After our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, the shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, via a combination of these methods at market prices prevailing at the time of sale, or at negotiated prices.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (GOOD HEMP, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2020

Good Hemp, Inc.

10,000,000 Shares of Common Stock Being Offered by the Company in the Primary Offering

528,109 Shares of Common Stock Being Offered by the Selling Security Holders in the Secondary Offering

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.001, of Good Hemp, Inc. (referred to herein as the “Company” or “Good Hemp, Inc.”), by the Company on a best efforts basis (the “Primary Offering”). The Company anticipates that public offering price will be between $1.20 and $2.00 per share. The Primary Offering terminates 12 months after commencement on ___________________, 2021. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, William Alessi. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations, or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 528,109 shares of common stock being registered by two Selling Security Holders (the “Secondary Offering”), consisting of (i) 416,750 shares of Common Stock issuable to one of the Selling Security Holders, the holder of 250,000 shares of the Company’s Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”), upon conversion of the Series B-1 Preferred Stock held by that Selling Security Holder, and (ii) 111,359 issued and outstanding shares of Common Stock held by the other Selling Security Holder. The Series B-1 Preferred Stock is convertible into Company common stock at the sole election of its holder. The Selling Security Holders will be offering their shares of common stock at a price of $1.60 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. For more information regarding the Selling Security Holders, see the section titled “Selling Security Holders” herein.

Our common stock is quoted on the OTC Link LLC alternative trading system (“OTC Link”), operated by OTC Markets Group, Inc., under the symbol “GHMP”. As of October 19, 2020, the last reported sale price for our common stock was $0.93 per share. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Link, there has been negligible trading volume. There is no guarantee that an active trading market for our common stock will develop. We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2020.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Good Hemp, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Good Hemp, Inc. (the “Company” or “Good Hemp”), formerly known as Keyser Resources, Inc., and Lone Star Gold, Inc., was incorporated in the State of Nevada on November 26, 2007. The Company was inactive from September 30, 2013, through February 6, 2019. As of December 31, 2013, all the Company’s projects regarding La Candelaria and Chihuahua, Mexico (the Tailings Project) were abandoned, and all contracts incident to those projects expired and or were terminated.

The Company was involved in exploration and development of mining properties until September 30, 2013, when it discontinued operations. In June of 2017, the Company’s creditors filed a petition in the District Court of Harris County, Texas, for the appointment of a receiver. In August of 2017, the court appointed a receiver for the Company. In connection with the receivership, Angela Collette was appointed President, Secretary, Treasurer and Director of the Company. In February 2018, Ms. Collette appointed William Alessi as a director of the Company and then resigned as a director and officer of the Company.

On February 6, 2019, the Company acquired trademarks and intellectual property, which included all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. Since then, the Company has been conducting operations under the “Good Hemp” trade name and through the http://www.goodhemplivin.com/ website. Information on this website is not a part of this prospectus. On April 30, 2019, the Company acquired the “CANNA HEMP” and “CANNA” trademarks beverage brands, including all rights and trade secrets and related inventory.

The Company is now a North Carolina based company that is made up of industry veterans focused on exploiting niche markets in the hemp industry. The Company’s products include two lines of hemp-based beverages. Good Hemp® 2oh! is a hemp-derived, CBD-infused line of flavored waters, and Good Hemp® fizz! is a line of carbonated hemp oil infused sodas. Good Hemp® products are sold online and through retail distribution channels, and the Company has secured listings for its products with regional and national grocery and convenience chain stores.

Where You Can Find Us

The mailing address is currently 20311 Chartwell Center Drive, Ste. 1469, Cornelius, North Carolina, 28031. Our telephone number is 1-800-947-9197.

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Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	528,109 shares of common stock

Secondary Offering price:

At a price of $1.60 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2020

Newly issued common stock being registered pursuant to the Primary Offering:	10,000,000 shares of common stock

Primary Offering price:	$[__] per share

Primary Offering period:	From the date of this prospectus until _____, 2020

Number of shares outstanding after the offering:	32,680,579 shares of common stock

Market for the common stock:

Our common stock is quoted on the OTC Link alternative trading system under the symbol “GHMP”. As of October 19, 2020, the last reported sale price for our common stock was $0.93 per share. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Link, there has been negligible trading volume.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering.

Use of proceeds:

We estimate that we will receive approximately $16,000,000 in gross proceeds if we sell all of the shares in the Primary Offering and assuming a $1.60 per share Primary Offering Price, which is the midpoint of the price range set forth on the cover page of this prospectus, and we will receive estimated net proceeds (after paying offering expenses) of approximately $15,964,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Good Hemp, Inc. 20311 Chartwell Center Drive, Suite 1469 Cornelius, NC 28031

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to our Financial Condition and Capital Requirements

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the future.

We have experienced recurring losses from operations and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of approximately $1.7 million for the year ended December 31, 2019, and $652,671 for the three months ended June 30, 2020, and our accumulated deficit increased to approximately $7.8 million as of June 30, 2020.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

We may need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We will require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our sales goals and otherwise successfully execute our operating plan. We believe it is imperative that we meet these sales objectives in order to lessen our reliance on external financing in the future. We intend to continually monitor and adjust our operating plan as necessary to respond to developments in our business, our markets and the broader economy. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in the best interest of the company and our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

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If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended December 31, 2019, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2019, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have experienced recurring losses from operations and negative cash flows from operating activities, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We have a limited operating history.

The Company, while incorporated in 2007, began carrying on its current beverage business in 2019 and did not generate revenue from the sale of products until that year. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on shareholders’ investment, and the likelihood of success must be considered in light of the early stage of our beverage operations.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct our business.

Risk Factors Relating to Our Business and Industry

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target market: trendy, young and/or health-conscious consumers looking for a distinctive tonality and/or the perceived benefits of hemp in their beverage choices. In addition, our business depends on acceptance by our independent distributors and retailers of our brands as beverage brands that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, we may not be able to effectively execute our marketing strategies in light of the various closures and event cancellations caused by the COVID-19 outbreak. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, including negative perceptions regarding the hemp industry, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed non-alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive hemp brands such as ours. We also compete with regional beverage producers and “private label” soft drink suppliers.

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Our direct competitors in the sparkling, flavored-water, and energy drink beverage categories include traditional large beverage companies and distributors, and regional premium soft and energy drink companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to grow our volumes or maintains our selling prices, whether in existing markets or as we enter new markets.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers’ changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary, and consumers’ preferences and loyalties change over time. Although we try to anticipate these shifts and innovate new products to introduce to our consumers, we may not succeed. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for our products as a result of the COVID-19 outbreak. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, new taxes on sugar-sweetened beverages (as described below), and additional governmental regulations concerning the marketing and labeling/packing of the beverage industry. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for our sweetened beverage products.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state, and local governments in the United States, or other countries in which we operate could cause consumers to shift away from purchasing our beverages. Several municipalities in the United States have implemented or are considering implementing taxes on the sale of certain “sugared” beverages, including non-diet soft drinks, fruit drinks, energy drinks, teas, and flavored waters to help fund various initiatives. These taxes could materially affect our business and financial results as we current sell flavored water beverages, sparkling beverages, and energy drink beverages.

Our ability to develop and commercialize hemp beverages and comply with laws and regulations governing cannabis, hemp or related products will affect our operational results.

As of December 31, 2019, approximately forty states authorized industrial hemp programs pursuant to the 2018 farm bill (the Agricultural Improvement Act of 2018, the “ 2018 Farm Bill”), which legalized the regulated production of hemp.

The 2018 Farm Bill was signed into law on December 20, 2018. The 2018 Farm Bill removed hemp from the U.S. Controlled Substances Act (the “CSA”) and established a federal regulatory framework for hemp production in the United States. Among other provisions, the 2018 Farm Bill: (a) explicitly amends the CSA to exclude all parts of the cannabis plant (including its cannabinoids, derivatives, and extracts) containing a delta-9 THC concentration of not more than 0.3% on a dry weight basis from the CSA’s definition of “marihuana”; (b) permits the commercial production and sale of hemp; (c) precludes states, territories, and Indian tribes from prohibiting the interstate transport of lawfully-produced hemp through their borders; and (d) establishes the USDA as the primary federal agency regulating the cultivation of hemp in the United States, while allowing states, territories, and Indian tribes to obtain (or retain) primary regulatory authority over hemp activities within their borders after receiving approval of their proposed hemp production plan from the USDA. Any such plan submitted by a state, territory, or Indian tribe to the USDA must meet or exceed minimum federal standards and receive USDA approval. Any state, territory, or Indian tribe that does not submit a plan to the USDA, or whose plan is not approved by the USDA, will be regulated by the USDA; provided that, states retain the ability to prohibit hemp production within their borders.

Marijuana continues to be classified as a Schedule I substance under the CSA. As a result, any cannabinoids (including CBD) derived from marijuana, as opposed to hemp, or any products derived from hemp containing in excess of 0.3% THC on a dry-weight basis, remain Schedule I substances under U.S. federal law. Cannabinoids derived from hemp are indistinguishable from those derived from marijuana, and confusion surrounding the nature of our beverage products containing CBD and any hemp we cultivate and sale in connection with our joint venture with Hervey to cultivate hemp, inconsistent interpretations of the definition of “hemp”, inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in our products being intercepted by federal and state law enforcement as marijuana and could interrupt and/or have a material adverse impact on the Company’s business. The Company could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or improper, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company. If the Company mistakes in processing or labeling and THC in excess of 0.3% on a dry-weight basis was found in our products, the Company could be subject to enforcement and prosecution under local, state, and federal laws which would have a negative impact on the Company’s business and operations.

Under the 2018 Farm Bill, states have authority to adopt their own regulatory regimes, and as such, regulations will likely continue to vary on a state-by-state basis. States take varying approaches to regulating the production and sale of hemp and hemp-derived products under state food and drug laws. The variance in state law and that state laws governing hemp production are rapidly changing may increase the chance of unfavorable law enforcement interpretation of the legality of Company’s operations as they relate to the cultivation of hemp. Further, such variance in state laws that may frequently change increases the Company’s compliance costs and risk of error.

While some states explicitly authorize and regulate the production and sale of hemp products or otherwise provide legal protection for authorized individuals to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish between marijuana, hemp and/or hemp-derived CBD, resulting in hemp being classified as a controlled substance under state law. In these states, sale of CBD, notwithstanding origin, is either restricted to state medical or adult-use marijuana program licensees or remains otherwise unlawful under state criminal laws. Variance in hemp regulation across jurisdictions is likely to persist. This patchwork of state laws may, for the foreseeable future, materially impact the Company’s business and financial condition, limit the accessibility of certain state markets, cause confusion amongst regulators, and increase legal and compliance costs.

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There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. Further, there is a risk that North Carolina state regulators (where hemp will be cultivated pursuant to our joint venture with Paul Hervey) and/or law enforcement may interpret provisions of North Carolina law prohibiting unlawful marijuana activity to apply to in-process hemp at any joint venture facility so that such activity is considered unlawful under state law.

In the event that the Company’s operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Continued development of the industrial hemp and cannabis industries will be dependent upon new legislative authorization of industrial hemp and cannabis at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp and cannabis industries is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp and cannabis, which could negatively impact our business and financial results.

In addition, the general manufacture, labeling and distribution of our beverage products is regulated by various federal, state, and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future. The FDA regulates our products to ensure that the products are not adulterated or misbranded. In particular, we would be subject to regulation by the federal government and other state and local agencies as a result of the development and commercialization of cannabidiol (CBD) products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our business, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and its financial results.

International expansion efforts would likely significantly increase our operational expenses.

We may in the future expand into other geographic areas, which could increase our operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of our operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require us to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. We may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with our existing operations.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors, retailers, and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

•	the level of demand for our brands and products in a particular distribution area;
•	our ability to price our products at levels competitive with those of competing products; and
•	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

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If we lose distributors or national or regional retail accounts, our financial condition and results of operations could be adversely affected. While we continually seek to expand and upgrade our distributor network and retail relationships, we may not be able to maintain our distributor or retailer base. The loss of any of our distributors or retail accounts could have adverse effects on our revenues, liquidity and financial results, could negatively impact our ability to retain our relationships with our other distributors and our ability to expand our market, and would place increased dependence on our other independent distributors and national accounts.

We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

The Company intends to maintain a full supply chain for the provision of its hemp-based beverage products. Due to the novel and variable regulatory landscape for hemp and CBD production in the United States, the Company’s third-party hemp and beverage suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Company’s operations. Loss of these suppliers, manufacturers and contractors, including for non-hemp-based ingredients in the Company’s beverage products, may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the ingredients in the Company’s products provided by any such third-party suppliers, manufacturers and contractors could materially impact the Company’s business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on the Company’s business, financial condition, results of operations and prospects.

Wholesale price volatility may adversely affect operations.

The beverage industry is margin-based with gross profits typically dependent on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the beverage and hemp industries (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the regulation of sweetened beverages and hemp), and other market conditions, all of which are factors beyond the control of the Company. The Company’s operating income will be sensitive to changes in the price of hemp and other beverage ingredients, and the overall condition of the beverage and hemp industries, as the Company’s profitability is directly related to the price of hemp and our other beverage ingredients. There is currently not an established market price for hemp, and the price of hemp is affected by numerous factors beyond the Company’s control. Ingredient price volatility may have a material adverse effect on the Company’s business, financial condition, and results of operations.

Results of future clinical research could reduce the demand for hemp beverage products.

To date, there is limited standardization in the research of the effects of hemp and hemp-based CBD, and future clinical research studies may lead to conclusions that dispute or conflict with the Company’s understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of hemp and hemp-based CBD. Research in the United States and internationally regarding the medical benefits, viability, safety, efficacy and dosing of hemp and isolated cannabinoids (such as CBD) remains in relatively early stages.

Future research and clinical trials may draw opposing conclusions to statements in this prospectus or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to hemp and CBD, which could adversely affect social acceptance of hemp and CBD products and the demand for the Company’s beverage products.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. While the Company currently has some liability insurance coverage, once capital is available to purchase additional liability insurance, the Company plans to increase its comprehensive liability insurance. The Company also intends to evaluate the availability and cost of property casualty and business interruption insurance, neither of which the Company currently has. Should uninsured losses occur, shareholders could lose their invested capital.

The Company may be subject to product liability claims and other claims of our customers and partners.

The sale of beverage products to consumers involves a certain level of risk of product liability claims and the associated adverse publicity. Because consumption of the Company’s beverage products could cause injury to consumers if packaging or ingredients are defective, we are subject to a risk of claims for such injuries and damages. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our beverage products, packaging for those products, or the ingredients in those products.

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In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with distributors and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. While we do have product liability insurance, our amounts of coverage may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the hemp industry, is expensive, and additional coverage may be difficult to obtain. Also, additional insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our beverage products, packaging and ingredients will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not generally required to place minimum monthly orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and regional partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.

We do not manufacture our products but instead outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). We do not own the manufacturing facilities or the equipment required to manufacture and package our beverage products, and we do not anticipate bringing the manufacturing process in-house in the future. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our beverage products in a particular geographic distribution area is important to the success of our operations within each distribution area. Competition for contract manufacturers’ business is intense, especially in the United States, and this could make it more difficult for us to obtain new or replacement manufacturers, or to locate back-up manufacturers, in our various distribution areas, and could also affect the economic terms of our agreements with our existing manufacturers. We may not be able to maintain our relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

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Our dependence on independent contract manufacturers could make management of our manufacturing and distribution efforts inefficient or unprofitable.

We are expected to arrange for our contract manufacturing needs sufficiently in advance of anticipated requirements, which is customary in the contract manufacturing industry for comparably sized companies. Based on the cost structure and forecasted demand for the particular geographic area where our contract manufacturers are located, we must evaluate which of contract manufacturers to use. To the extent demand for our products exceeds available inventory or the production capacity of our contract manufacturing arrangements, or orders are not submitted on a timely basis, we will be unable to fulfill distributor orders on demand. Conversely, we may produce more product inventory than warranted by the actual demand for it, resulting in higher storage costs and the potential risk of inventory spoilage. Our failure to accurately predict and manage our contract manufacturing requirements and our inventory levels may impair relationships with our independent distributors and key accounts, which, in turn, would likely have a material adverse effect on our ability to maintain effective relationships with those distributors and key accounts.

Increases in costs or shortages of raw materials could harm our business and financial results.

The principal raw materials we use or supply to our contract manufacturers include plastic bottles and lids, aluminum cans, labels and cardboard cartons, aluminum closures, hemp, and other beverage ingredients. In addition, certain of our contract manufacturing arrangements allow such contract manufacturers to increase their charges to us based on their own cost increases. These manufacturing and ingredient costs are subject to fluctuation. Substantial increases in the prices of ingredients, raw materials and packaging materials, used to produce our products, to the extent that they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. If the supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we or our contract manufacturers are unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies, we might not be able to satisfy demand for our beverage products on a short-term basis. Moreover, in the past there have been industry-wide shortages of concentrates, supplements and sweeteners, and these shortages could occur again from time to time in the future, which could interfere with and delay production of our products and could have a material adverse effect on our business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet our performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 outbreak, which could cause a serious disruption to our business, increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2021 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and the novel coronavirus (COVID-19), labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development and distribution. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

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Recently, we have experienced significant changes in our sales personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our operations could be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of William Alessi, who we hired as our Chief Executive Officer in February 2018. If we were to lose the services of Mr. Alessi, our ability to execute our business plan could be materially impaired.

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

We are required to indemnify our directors and officers.

The Articles of Incorporation and Bylaws provide that we will indemnify its officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

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Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of our beverage products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as sugar cane, natural flavors and supplements used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales are seasonal, and we experience fluctuations in quarterly results as a result of many factors. We historically have generated a greater percentage of our revenues during the warm weather months of April through September. Timing of customer purchases will vary each year, and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

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In addition, our operating results may fluctuate due to a number of other factors including, but not limited to:

•

Our ability to maintain, develop and expand distribution channels for current and new products, develop favorable arrangements with third party distributors of our products and minimize or reduce issues associated with engaging new distributors and retailers, including, but not limited to, transition costs and expenses and down time resulting from the initial deployment of our products in each new distributor’s network;

•

Unilateral decisions by distributors, grocery store chains, specialty chain stores, club stores, mass merchandisers and other customers to discontinue carrying all or any of our products that they are carrying at any time;

•

Our ability to manage our resources to sufficiently support general operating activities, promotion allowances and slotting fees, promotion and selling activities, and capital expansion, and our ability to sustain profitability;

•

Our ability to meet the competitive response by much larger, well-funded and established companies currently operating in the beverage industry, as we introduce new competitive products, and our fountain products; and

•	Competitive products and pricing pressures and our ability to gain or maintain share of sales in the marketplace as a result of actions by competitors.

Due to these and other factors, our results of operations have fluctuated from period to period and may continue to do so in the future, which could cause our operating results in a particular quarter to fail to meet market expectations.

Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

In December 2017, enacted legislation in the United States significantly revised the Internal Revenue Code. The enacted federal income tax law, among other things, contained significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21% beginning in 2018, limitation of the tax deduction for interest expense to 30% of adjusted earnings, limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions).

Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law remains uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge shareholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The beverage industry, and particularly those companies selling premium beverages like us, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

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Additionally, while the extent of the impact on our business and financial condition is unknown at this time, we may be negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of the COVID-19, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, we will also be negatively impacted by current and future closures of restaurants, independent accounts, convenience chains, and retail store chains resulting from the COVID-19 outbreak. The current closures of restaurants and independent accounts will negatively affect our revenues and cash flows, especially with respect to our fountain business, which comprised approximately 9% of the Company’s revenues in 2019. Although the current status of retail and convenience chains remains unknown at this time, the future closure of these types of establishments will also adversely impact our business and financial condition.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of third parties on which we rely.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Risk Factors Related to Our Common Stock and This Offering

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the beverage industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

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Our common stock is traded on the OTC Link ATS, which may have an unfavorable impact on our stock price and liquidity.

Our stock is traded on the OTC Link Alternative Trading System (ATS) operated by OTC Markets Group, Inc. The OTC Link ATS is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Link ATS. The OTC Link ATS is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC Link ATS, and we may never apply or qualify for future listing on Nasdaq or a senior market or national securities exchange.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

A small group of Company officers and directors hold a majority of the control of the Company.

As of October 16, 2020, the Company’s executive officers and directors owned approximately 65% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

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We have used an arbitrary offering price.

The offering price of $[ ] per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If an established market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues. In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. Additionally, stocks traded on the OTC Link are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. We may then have to cease operations, and investors could then lose their entire investment.

Because the Selling Shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares.

Investors interested in purchasing our stock in the Primary Offering may purchase stock directly from the Selling Shareholders. Additionally, the Selling Shareholders may sell their shares at market prices or other prices lower than the Primary Offering price per share of $[ ] once the Company’s shares are quoted for trading on the over-the-counter markets. Therefore, the existence of the Selling Shareholders’ secondary offering makes it less likely that we will sell all of the shares available in the Primary Offering.

Purchasers of our stock will experience dilution.

At June 30, 2020, we had a negative net tangible book value of approximately ($0.008) per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock (assuming a $1.60 per share public offering price, which is the midpoint of the price range set forth on the cover page of this prospectus) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.536 per share (assuming all 10,000,000 shares in the Primary Offering are sold at $1.60, which is the midpoint of the price range set forth on the cover page of this prospectus). See the “Dilution” section below for a more detailed explanation.

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THE OFFERING

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.01, of the Company at a price of $[__] per share on a best efforts basis. This offering (the “Primary Offering”) terminates 24 months after commencement of this offering. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, William Alessi. There is no minimum amount of common shares required to be purchased, and the total proceeds received by the Company might not be enough to begin operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 528,109 shares being registered by two Selling Security Holders. 111,359 of the shares being registered were issued to JRF AZ Investments II, LP on August 2, 2020, upon its election to convert its Convertible Promissory Note issued by the Company in the principal amount of $60,000, at the conversion price of $0.539. The remaining 416,750 being registered have not yet been issued but are issuable upon the conversion of 250,000 shares of the Company’s Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) by the holder the Series B-1 Preferred Stock, Todd Braun. Each share of Series B-1 Preferred Stock is convertible into 1.667 shares of Company common stock at the election of the holder. The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.60 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices (the “Secondary Offering”). The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders in the Secondary Offering. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $15,964,000, based on an assumed initial offering price of $1.60 per share, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting estimated offering expenses payable by us. We will not receive any proceeds from sales of our common stock by the Selling Security Holders.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: $2,000,000 for inventory and product development, $1,000,000 for extinguishing debt and debt service, $5,000,000 for potential acquisition(s) in the hemp beverage sector (we have not yet located any potential acquisition candidates), $6,375,000 for advertising and marketing costs, $1,000,000 for staffing and personnel costs, $500,000 for general working capital, and $24,000 remaining in cash reserves. Additionally, proceeds will be used for website development, paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market reception of the Company’s beverage products. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and developing our website (and expanding our internet sales platforms), and then increasing our inventory and marketing efforts. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$4,000,000	$8,000,000	$12,000,000	$16,000,000

Expected offering expenses	36,000	36,000	36,000	36,000

Net Proceeds	3,964,000	7,964,000	11,964,000	15,964,000

Public company costs	$50,000	$50,000	$50,000	$50,000

Inventory & Product Development	750,000	1,400,000	2,000,000	2,000,000

Extinguish Debt & Debt Services	650,000	800,000	1,000,000	1,000,000

Website development	15,000	15,000	15,000	15,000

Potential Acquisition(s)	1,750,000	3,000,000	4,000,000	5,000,000

Advertising and marketing	475,000	2,250,000	3,625,000	6,375,000

Staffing	250,000	400,000	750,000	1,000,000

General Working Capital	24,000	49,000	500,000	500,000

Cash Reserves	0	0	24,000	24,000

Total	$3,964,000	$7,964,000	$11,964,000	$15,964,000

The Company anticipates that the estimated $16,000,000 gross proceeds from the offering would enable it to purchase new inventory, improve product development, expand operations, and fund its other capital needs for the next fiscal year. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $1,000,000 in gross proceeds to implement its business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

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DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.60 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The shares for sale by the Company in the Primary Offering of 10,000,000 shares will be sold at estimated price between $1.20 and $2.00. In determining the public offering price of the Primary Offering shares, we considered several factors including:

•	Our start-up status;
•	Prevailing market conditions, including the history and prospects for the industry in which we compete;
•	Our future prospects; and
•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue, or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

While there is no established public trading market for our common stock, our common stock is quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., at the “Pink” level under the symbol “GHMP”.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

We had 31 shareholders of record of our common stock as of October 16, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

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This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a negative net tangible book value as of June 30, 2020, of approximately ($0.008) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

Most of the Company’s current shareholders acquired shares at a cost substantially less than $1.20 per share, whereas outside investors purchasing shares in the offering will pay a price of $☐ per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.458 per share, assuming all 10,000,000 shares being offered by the Company are sold at $1.60 per share, which the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering, and assuming the shares are sold at $1.60 per share, which the midpoint of the price range set forth on the cover page of this prospectus:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$1.60	1.60	1.60	1.60
Net tangible book value per share before offering	$(0.008)	(0.008)	(0.008)	(0.008)
Increase per share attributable to investors	$0.497	0.404	0.294	0.161
Pro forma net tangible book value per share after offering	$0.489	0.396	0.285	0.153
Dilution per share to investors	$1.111	1.204	1.315	1.447

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of October 16, 2020, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

JRF AZ Investments II, LP acquired its 111,359 shares of Company common stock on August 2, 2020, upon its election to convert its Convertible Promissory Note issued by the Company in the principal amount of $60,000, at the conversion price of $0.539. 416,750 being registered have not yet been issued but are issuable upon the conversion of 250,000 shares of the Company’s Series B-1 Preferred Stock by Todd Braun. Each share of Series B-1 Preferred Stock is convertible into 1.667 shares of Company common stock at the election of the holder.

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The percentages below are calculated based on 22,263,829 shares of our common stock issued and outstanding as of October 16, 2020.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder		Number of Shares Offered by Selling Security Holder		Number of Shares Held After the Offerings		Percentage of Total Issued and Outstanding after the Offerings
JRF AZ Investments II, LP (1)	111,359		111,359		0		0	%(2)
Todd Braun	1,666,750	(3)	416,750	(4)	1,250,000	(5)	3.7	%(5)
Total	1,778,109		528,109		1,250,000		3.7%

__________________

(1)

Beneficially owned by John R. Fox, who, upon information and belief, has sole voting power and dispositive power over the stock held in the name of the entity shareholder, JRF AZ Investments II, LP, and is deemed to be the beneficial owner of shares held in its name.

(2)

Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are issued and sold, and no other shares of common stock are issued or sold during the offering period. Based on (i) 22,263,829 shares of common stock issued and outstanding as of October 16, 2020, (ii) 416,750 shares of common stock being issued upon conversion of Mr. Braun’s Series B-1 Preferred Stock, and (iii) 10,000,000 shares of common stock being sold in the Primary Offering, such that 32,680,579 shares of common stock would be considered issued and outstanding.

(3)

Includes 416,750 shares of common stock issuable to Mr. Braun upon conversion of his 250,000 shares of Series B-1 Preferred Stock, and an additional 1,250,000 shares of common stock issuable to Mr. Braun upon (i) his election to exercise his warrants to purchase 750,000 shares of the Company’s Series B-2 Convertible Preferred Stock, and (ii) his subsequent election to convert the 750,000 shares of Series B-2 Convertible Preferred Stock into 1,250,000 shares of common stock. Mr. Braun’s warrants are exercisable within 60 days, and shares of Series B-2 Convertible Preferred Stock are convertible at any time in the election of the holder.

(4)	Number of shares of common stock issuable to Mr. Braun upon conversion of his 250,000 shares of Series B-1 Preferred Stock.
(5)

Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are issued and sold, and no other shares of common stock are issued or sold during the offering period except for an additional 1,250,000 shares of common stock issuable to Mr. Braun upon (i) his election to exercise warrants to purchase 750,000 shares of the Company’s Series B-2 Convertible Preferred Stock, and (ii) his subsequent election to convert the 750,000 shares of Series B-2 Convertible Preferred Stock into 1,250,000 shares of common stock. Based on (i) 22,263,829 shares of common stock issued and outstanding as of October 16, 2020, (ii) 416,750 shares of common stock being issued upon conversion of Mr. Braun’s Series B-1 Preferred Stock, (iii) 1,250,000 shares of common stock being issued to Mr. Braun upon his exercise of warrants and conversion of Series B-2 Convertible Preferred Stock, and (iii) 10,000,000 shares of common stock being sold in the Primary Offering, such that 33,930,579 shares of common stock would be considered issued and outstanding.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Corporate Background

The Company was formed as a Nevada corporation on November 26, 2007.

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The Company was involved in exploration and development of mining properties until September 30, 2013, when it discontinued operations. In June 2017, the Company’s creditors filed a petition in the District Court of Harris County, Texas for the appointment of a receiver. In August of 2017, Angela Collette was appointed receiver pursuant to the petition. In connection with the receivership, Ms. Collette was appointed President, Secretary, Treasurer and Director of the Company. In February 2018, Ms. Collette appointed William Alessi as a director of the Company and then resigned as a director and officer of the Company.

On February 6, 2019, the Company issued 12,000,000 Class A Preferred Shares to S. Mark Spoone in consideration of the acquisition of Mr. Spoone’s trademarks and intellectual property, which includes all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. Since then, the Company has been conducting operations under the “Good Hemp” trade name and through the http://www.goodhemplivin.com/ website. Information on this website is not a part of this report on Form 10-Q.

On April 30, 2019, the Company acquired from Mr. Spoone the “CANNA HEMP” and “CANNA” trademarks including all rights and trade secrets and related inventory for cash consideration totaling $32,462.39. At March 31, 2020, the Company had not attributed any value to these acquired trademarks.

Products

Good Hemp® includes two lines of hemp-based beverages, Good Hemp® 2oh! and Good Hemp® fizz! sodas.

Good Hemp® 2oh! is a line-up of refreshing, all-natural, “good-for-you”, ready-to-drink waters in six flavors: blueberry-blast, island coco-lime, kiwi-strawberry, lemon-twist, mango-fandango and Q-cumbermint. Each Good Hemp® 2oh! beverage is 16.9 fluid ounces infused with 10mg of hemp oil (CBD rich), 6g of prebiotic fiber, has no sugar, contains no artificial sweeteners or flavors, is gluten free, vegan, and contains no net carbs. Production of this beverage began in May 2019.

Good Hemp® fizz is a line-up of carbonated refreshing, all-natural, “good-for-you”, “ready-to-drink carbonated beverages in three flavors: blueberry-bam, mango-tango and citrus-twist. Each Good Hemp® fizz beverage is 12 fluid ounces infused with 10mg of hemp oil (CBD rich), 6g of prebiotic fiber, contains no artificial sweeteners or flavors, and is gluten free and vegan. Production of this beverage began in July 2019.

As of June 30, 2020, these beverages were being sold in over 600 stores in the United States.

Seasonality

Our sales are expected to be seasonal and experience fluctuations in quarterly results because of many factors. Historically, the industry experiences an increase in revenues during the warm weather months of April through September. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. Thus, we believe that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the entire fiscal year.

Government Regulation

We are subject to varying degrees of regulation by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

Employees

As of June 30, 2020, the Company had no employees and four staff members retained on an independent contractor basis.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

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Results of Operations for the Year Ended December 31, 2019, Compared to the Year Ended December 31, 2018

During the year ended December 31, 2019, the Company began limited operations. During the initial portion of the fiscal year ended December 31, 2018, the Company was essentially inactive, and that year, the Company began its search for a viable activity and also expended considerable expenses for legal and audit fees in order to bring the Company current with all of its state and SEC filing requirements. As a result of its inactivity, the Company generated no revenue in 2018, had no expenses except as disclosed in the statement of operations for the year ended December 31, 2018, and had no assets for the year ended December 31, 2018. Following the close of the receivership in early 2018, the Company had no liabilities.

During the year ended December 31, 2019, the Company generated $259,962 in net sales, had cost of sales of $219,762 and generated a gross profit of $40,200. Operating losses were $154,146 and a net loss of $1,697,507.

As of December 31, 2019, and 2018, the Company has primarily been funded by Mr. Alessi and Mr. Chumas. In addition, the Company has issued convertible notes to unrelated third parties. As of December 31, 2019, and 2018, related party notes totaled $571,800 and $101,165, respectively, and 3rd party notes totaled $263,000 and $0, respectively.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

Results of Operations for the Three Months Ended June 30, 2020, Compared to the Three Months Ended June 30, 2020

Revenue

During the three months ended June 30, 2020, the Company generated $210,903 in net sales compared to $106,937 for the same period in 2019. The increase is primarily due to increased sales of the Company’s products.

Operating Expenses

The Company had cost of sales of $144,592 for the three months ended June 30, 2020, compared to $106,718 for the same period in 2019. The increase was primarily due to increased sales of the Company’s products.

The Company incurred general and administrative expenses totaling $86,149 for the three months ended June 30, 2020, compared to $34,267 for the same period in 2019. The increase was primarily due to increasing professional fees associated with being a public company and increasing operations.

Net Loss

The Company had a net loss of $652,671 for the three months ended June 30, 2020, compared to a net loss of $34,048 for the same period in 2019. This increase was primarily due to an increase in the Company’s derivative liabilities associated with convertible promissory notes which recorded a loss on derivative liabilities of $629,782, as compared to $0 for the same period in 2019.

Results of Operations for the Six Months Ended June 30, 2020, Compared to the Six Months Ended June 30, 2020

Revenue

During the six months ended June 30, 2020, the Company generated $281,346 in net sales compared to $106,937 for the same period in 2019. The increase is primarily due to increased sales of the Company’s products.

Operating Expenses

The Company had cost of sales of $212,469 for the six months ended June 30, 2020, compared to $106,718 for the same period in 2019. The increase was primarily due to increased sales of the Company’s products.

The Company incurred general and administrative expenses totaling $165,587 for the six months ended June 30, 2020 compared to $42,116 for the same period in 2019. The increase was primarily due to increasing professional fees associated with being a public company and increasing operations.

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Net Loss

The Company had a net loss of $841,222 for the six months ended June 30, 2020, compared to a net loss of $41,897 for the same period in 2019. This increase was primarily due to an increase in the Company’s derivative liabilities associated with convertible promissory notes which recorded a loss on derivative liabilities of $727,344, as compared to $0 for the same period in 2019.

Liquidity and Capital Resources

We had cash used in operations of $1,543,409 for the six months ended June 30, 2020, compared to $185,921 for the six months ended June 30, 2019. The increase in cash used in operating activities for the six months ended June 30, 2020 is attributable to the loss on derivative liabilities of $727,344 and the net loss of $841,222 compared to $0 and $41,897, respectively, for the same period ended June 30, 2019.

We had cash used in investing activities of $0 for the six months ended June 30, 2020, and $0 for the six months ended June 30, 2019.

We had cash provided by financing activities of $1,531,461 for the six months ended June 30, 2020, compared to cash used in $202,698 for the same period in 2019.

As of June 30, 2020, the Company had cash and cash equivalents of $36,140. We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $200,000 in expenses during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, inventory purchases, legal and accounting fees.

As of June 30, 2020, and December 31, 2019, the Company has primarily been funded by Mr. Alessi and Mr. Chumas. In addition, the Company has issued convertible notes to unrelated third parties. As of June 30, 2020, and December 31, 2019, related party notes totaled $830,616 and $252,608, respectively net of discounts, and third-party notes totaled $140,617 and $62,339, respectively, net of discounts.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

Going Concern

The consolidated financial statements included with this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had a working capital deficit of $2,896,657 at June 30, 2020, and had a loss of $841,222 for the six months ended June 30, 2020, which raises substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of the financial statements.

Subsequent Events

On September 9, 2020, the Company paid $95,194.42 and $56,083.92 to Power Up Lending Group Ltd. as payment in full under (i) the convertible promissory note in the original principal amount of $67,500 and dated March 23, 2020, issued to the lender (the “First Note”), and (ii) the convertible promissory note in the original principal amount of $42,000 and dated March 7, 2020, issued to the lender (the “Second Note”), respectively, in complete satisfaction of all amounts due and owing by the Company to the lender pursuant to the First Note and the Second Note. As a result, the First Note and the Second Note have now been extinguished.

Effective July 31, 2020, the Company issued a Convertible Promissory Note to JRF AZ Investments II, LP in the principal amount of $60,000, which was funded on July 31, 2020. The Note matured six months after the date of the Note and was convertible into shares of the Company’s common stock at a conversion price equal to 60% of the average closing price during the 10 trading day period ending on the trading day prior to conversion. On August 1, 2020, JRF AZ Investments II, LP elected to convert the entire Note into Company common stock and was subsequently issued 111,359 shares of Company common stock in conversion thereof.

Effective August 4, 2020, the Company issued a Convertible Promissory Note to DGF Services, LLC in the principal amount of $10,000.00, which was funded by the investor on August 5, 2020. The maturity date of this note is six months from the issue date and is the date upon which the principal sum, as well as any unpaid interest and other fees, shall be due and payable. Interest shall accrue on the principal sum at the rate of 7% per annum. DGF Services, LLC has the right, at any time after the issue date, at its election, to convert all or part of the outstanding and unpaid principal sum, as well as any other fees but not including interest, into shares of fully paid and non-assessable shares of common stock of the Company as per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the fixed conversion price of $0.60. Unless otherwise agreed in writing by both parties, at no time will the note holder convert any amount of the note into common stock that would result in the holder owning more than 4.99% of the common stock outstanding of the Company.

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Effective August 18, 2020, the Company entered into a securities purchase agreement (the “SPA”) with Power Up Lending Group Ltd., a Virginia corporation, pursuant to which the Company agreed to issue to the lender a 6% Convertible Promissory Note, dated August 17, 2020, in the principal amount of $128,000. The note was funded by the lender on August 18, 2020, and on such date pursuant to the SPA, the Company reimbursed the lender for expenses for legal fees and due diligence of $2,000. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on August 17, 2021. The note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the lender may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the lender. The note carries a prepayment penalty if the note is paid off in 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 125%. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

On August 24, 2020, with an effective date of July 1, 2020, the Company entered into a joint venture agreement with Paul Hervey (“Hervey”), an individual, for the purpose of cultivating hemp. Hervey is a licensed hemp cultivator in good standing under the laws of North Carolina with approximately 3,700 square feet of greenhouse cultivation space and approximately 9 acres of farmable land (the “Facility”). Under the joint venture agreement, Good Hemp will contribute up to $160,000 for the preparation of the Facility, as well as up to $174,000 as ongoing operational expenses for the joint venture, and Hervey will contribute exclusive use of the Facility, as well as purchase services and/or purchase or lease necessary equipment for the planting, cultivation and irrigation for growing hemp, and profits shall be split equally by the parties after reimbursement of expenses paid by the parties. The joint venture shall conduct business under the name “Olin Farms, LLC”. On or about August 20, 2020, the Company compensated Hervey $53,433.33 for the initial expenses of the joint venture. The payment was made as follows: (i) a check payable to Hervey in the amount of $33,433.33, and (ii) the issuance of 40,000 shares of Company common stock in lieu of a $20,000 cash payment. On or about August 21, 2020, the Company made an initial cash contribution to Olin Farms, LLC, in the amount of $10,000.00.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Reclassification of Certain Expenses

The results of operations as of June 30, 2020, were prepared on a consistent basis with prior periods.

DESCRIPTION OF BUSINESS

Good Hemp, Inc. (the “Company” or “Good Hemp”), formerly known as Keyser Resources, Inc., and Lone Star Gold, Inc., was incorporated in the State of Nevada on November 26, 2007. The Company was inactive from September 30, 2013, through February 6, 2019. As of December 31, 2013, all the Company’s projects regarding La Candelaria and Chihuahua, Mexico (the Tailings Project) were abandoned, and all contracts incident to those projects expired and or were terminated.

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The Company was involved in exploration and development of mining properties until September 30, 2013, when it discontinued operations. In June of 2017, the Company’s creditors filed a petition in the District Court of Harris County, Texas, for the appointment of a receiver. In August of 2017, Angela Collette was appointed receiver pursuant to the petition. In connection with the receivership, Ms. Collette was appointed President, Secretary, Treasurer and Director of the Company. In February 2018, Ms. Collette appointed William Alessi as a director of the Company and then resigned as a director and officer of the Company.

On February 6, 2019, the Company signed an agreement with S. Mark Spoone (“Spoone”) and Good Hemp Living, LLC. The Company issued to Spoone, 12,000,000 Class A Preferred Shares in consideration of the acquisition of Spoone’s trademarks and intellectual property, which includes all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages. This event has been reported in the Company’s Current Report on Form 8-K dated February 12, 2019. The Company began conducting operations under the “Good Hemp” trade name and through the http://www.goodhemplivin.com/ website. Information contained on our website is not a part of this Annual Report on Form 10-K and is not incorporated herein.

The Company is now a North Carolina based company that is made up of industry veterans focused on exploiting niche markets in the hemp industry. Good Hemp® includes two lines of hemp-based beverages. Good Hemp® 2oh! is a hemp-derived, CBD-infused line of flavored waters and Good Hemp® fizz! is a line of carbonated hemp oil infused sodas. Good Hemp® products have been sold throughout the United States since 2016 via Amazon.com, as well as local retailers. The “Good Hemp”, “CANNA HEMP” and “CANNA” IP owned by the Company was previously owned by one of the Company’s directors, S. Mark Spoone, and acquired by the Company in 2019.

By establishing a comprehensive distribution system, Good Hemp® has secured listings for its products with regional and national grocery and convenience chain stores.

Overview and Mission

Our mission is to be one of the market leaders in the development and marketing of natural and functional hemp-derived beverage products to a significant segment of the population and are convenient and appealing to consumers. We have an experienced management team of beverage industry, marketing and financial markets executives that have strong relationships in the industry.

Products

Good Hemp® 2oh!, CANNA HEMP and CANNA are a line-up of refreshing, all-natural, “good-for-you”, ready-to-drink waters in six flavors: blueberry-blast, island coco-lime, kiwi-strawberry, lemon-twist, mango-fandango and Q-cumbermint. Each Good Hemp® 2oh! beverage is 16.9 fluid ounces infused with 10 mg of hemp oil (CBD rich), 6g of prebiotic fiber, has 0 g of sugar, contains no artificial sweeteners or artificial flavors, is gluten free, vegan, and contains 0 net carbs.

Good Hemp® fizz is a line-up of carbonated refreshing, all-natural, “good-for-you”, “ready-to-drink carbonated beverages in three flavors: blueberry-bam, mango-tango and citrus-twist. Each Good Hemp® fizz beverage is 12 fluid ounces infused with 10 mg of hemp oil (CBD rich), 6 g of prebiotic fiber, contains no artificial sweeteners or artificial flavors, is gluten free and vegan.

We believe that the CBD and hemp market is established, and that there is an immediate demand for our hemp beverage products in North America and internationally.

Natural Ingredients

Good Hemp® beverages contain no artificial flavors, colors, sweeteners or preservatives and are gluten free and vegan, which we believe gives them a unique profile that qualifies them for sale in various channels like health food stores such as Whole Foods, GNC Live Well, Vitamin Cottage, Sunflower and others.

Our Growth Strategy

Expanding our US distribution reach to service national chain stores; increase awareness of our brand in the United States; securing additional chain, convenience and key account store listings for all our brands nationwide and internationally; -increasing our warehouse direct to retail channel; focusing on full service Class “A” distributors; and focusing on placing our products in produce, natural and cold sets as opposed to the grocery aisles.

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Industry Overview

Non-alcoholic beverages are among the most widely distributed food products in the world and are being sold through more than 400,000 retailers in the United States, our core market. The United States has more than 2,600 beverage companies and 500 bottlers of beverage products. Collectively they account for more than $100 billion in annual sales. It is estimated that globally more than $300 billion worth of non-alcoholic beverages are sold annually. The beverage market is controlled by two giants, The Coca-Cola Company (“Coke”) and PepsiCo, combining for over 70% of the non-alcoholic beverage market. Carbonated beverage sales are slipping, while non-carbonated beverage sales are growing. The demand for “better-for you” and functional drinks are two of the fastest growing beverage categories. Experts predict that beverage companies that only offer carbonated beverages will have to work hard to off-set flagging demand. Industry watchers believe that growth will be largely confined to non-carbonated beverages and will chiefly affect functional drinks.

Since the signing of the 2018 Farm Bill, there has been a significant boost in CBD store fronts, both brick and mortar, and online retailers across the country. According to recent 3rd party reports, the hemp-derived CBD market is expected to reach sales of $22 billion by 2022, outpacing cannabis sales, and surging from $591 million in 2018.

Distribution Systems

Our distribution strategy is comprised of traditional beverage distribution through established channels.

Direct Store Delivery (“DSD”) - DSD players, and regional and local distributors touch over 90% of retail chains in the US. DSDs primarily distribute beverages, chips, snacks and milk and provide pre-sales, delivery and merchandising services to their customers. Service levels are daily and weekly, and they require 25% to 30% gross profit from sales to their customers. We will grant these independent distributors the exclusive right in defined territories to distribute finished cases of one or more of our products through written agreements. These agreements typically include compensation to those distributors in the event we provide product directly to one of our regional retailers located in the distributor’s region. We will choose our distributors based on their perceived ability to build our brand franchise in convenience stores and grocery stores.

Direct to Retail Channel (“Warehouse Direct”) - We are targeting listings with large retail convenience store and grocery store chains where we ship direct to the chain stores warehousing system. Retailers must have warehousing and delivery capabilities. Services to retailers will be provided by an assigned broker, approved by us, to oversee pre-sale and merchandising services. Our direct to retail channel of distribution is an important part of our strategy to target large national or regional restaurant chains, retail accounts, including mass merchandisers and premier food-service businesses. Through these programs, we will negotiate directly with the retailer to carry our products, and the account is serviced through the retailer’s appointed distribution system. These arrangements are terminable at any time by these retailers or us and will contain no minimum purchase commitments.

Production Facilities

Our strategy is to outsource the manufacturing and warehousing of our products to independent contract manufacturers (“co-packers”). We will purchase our raw materials from North American suppliers which deliver to our third-party co-packers. We will use two or more co-packers to manufacture and package our products. Once our products are manufactured, we store finished product in a warehouse adjacent to each co-packer or in third party warehouses. Our copackers will be chosen based on their proximity to markets covered by our distributors. Most of the ingredients used in the formulation of our products are off-the shelf and thus readily available. No ingredient has a lead time greater than two weeks. Other than minimum case volume requirements per production run for most co-packers, we will not have annual minimum production commitments with our co-packers. Our co-packers may terminate their arrangements with us at any time, in which case we could experience disruptions in our ability to deliver products to our customers. We will continually review our contract packing needs considering regulatory compliance and logistical requirements and may add or change co-packers based on those needs.

Raw Materials

Substantially all the raw materials used in the preparation, bottling and packaging of our products will be purchased by us or by our contract manufacturers in accordance with our specifications. The raw materials used in the preparation and packaging of our products will consist primarily of juice concentrates, natural flavors, stevia, pure cane sugar, bottles, labels, trays and enclosures. These raw materials will be purchased from suppliers selected by us or by our contract manufacturers. We believe that we have adequate sources of raw materials, which are available from multiple suppliers.

We purchase our flavor concentrate from several flavor concentrate suppliers. Generally, all-natural flavor suppliers own the proprietary rights to their flavors. We, however, pay third party formulators to develop flavor mixtures for us, which formulations we own, and we retain third party flavor suppliers to provide beverage ingredients using our formulas. We anticipate that for future flavors and additional products, we may purchase flavor concentrate from other flavor houses with the intention of developing other sources of flavor concentrate for each of our products. If we must replace a flavor supplier, we could experience disruptions in our ability to deliver products to our customers, which could have a material adverse effect on our results of operations.

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New Product Development

Our product philosophy will continue to be based on developing products in those segments of the market that offer the greatest chance of success such as health, wellness and natural refreshment and rehydration, and we will continue to seek out underserved market niches. We believe we can quickly respond, given our technical and marketing expertise, to changing market conditions with new and innovative products. We are committed to developing products that are distinct, meet a quantifiable need, are proprietary, lend themselves to at least a 30% gross profit, project a quality and healthy image, and can be distributed through existing distribution channels. We are identifying brands of other companies with a view to acquiring them or taking on the exclusive distribution of their products.

Intellectual Property

We own the following intellectual property: the Good Hemp® trademark, and the Good Hemp 2oh!, Good Hemp fizz!, Canna Hemp and Canna beverage formulations.

Seasonality

Our sales are expected to be seasonal and experience fluctuations in quarterly results because of many factors. Historically, the industry experiences an increase in revenues during the warm weather months of April through September. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. Thus, we believe that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the entire fiscal year.

DESCRIPTION OF PROPERTY

The Company’s office space is provided free of charge by its officer and director, William Alessi. The Company does not own or lease any other property.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

Name	Age	Position

William Alessi	49	Chief Executive Officer & President; Director
S. Mark Spoone	52	Director
Chris Chumas	34	Director
Emma Setzer	46	Chief Financial Officer
Scott Shellady	54	Chief Strategic Officer

Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

Mr. Alessi, appointed as a member of our Board of Directors and our Chief Executive Officer and President on February 10, 2018, has been the Founder and CEO of Alpha Modus, Corp., a software and technology company, since August 2014, and the Managing Director of Hybrid Titan Management, LLC since September 11, 2000. He was formerly the interim CEO of RMD Entertainment Group, Inc. from April of 2017 through October of 2017, and was the interim CEO of Land Star, Inc. from April of 2017 to December of 2017. In August of 2020, Mr. Alessi was appointed a vice president of RTCORE Inc., a software and technology company.

Mr. Spoone, appointed as a member of our Board of Directors on December 3, 2018, has been the CEO and a director of American Hemp Ventures, Inc. since December 28, 2018. He was the founder of Cannalife USA, Ltd, and since 2013, was its CEO. Cannalife was one of the first companies to develop and market beverages using byproducts of hemp as an essential ingredient. Mr. Spoone is one of the founders of the National Hemp Association.

Mr. Chumas, appointed as a member of our Board of Directors on July 11, 2019, served as an IBM sales executive from 2008-2017. In 2017, he began working with erwin, Inc. as an Enterprise Solution Strategist. He also serves as the Chief Strategy Officer and on the Board of Alpha Modus, Corp. since 2018.

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The Company believes that its directors are qualified to serve as directors due to their experience in the capital markets and retail industries, and their general business knowledge.

The Company does not have an independent director, as that term is defined in Section 803 of the NYSE Company Guide. The Company does not have a financial expert.

Ms. Setzer, appointed as our Chief Financial Officer on September 15, 2020, is an accounting and management professional and comes to Good Hemp, Inc., with over 25 years of financial administration experience. The San Diego, California native relocated to North Carolina in the early 1980s where she began her career in the construction and commercial development industry, serving critical roles in a host of prominent local projects in Charlotte, North Carolina, one of the nation’s fastest growing and most popular cities.

She transitioned from commercial development to the motorsports’ industry in 2003 when she took on the accounting, travel and office management responsibilities for Braun Racing, and later Turner-Scott Motorsports, a role she held until 2012. Ms. Setzer joined Spire Sports + Entertainment (“SS+E”) in 2014 as Chief Financial Officer, where her role expanded from fiduciary into much of the organization’s day-to-day operations. Over the next six years, she played a key role in transitioning SS+E’s service-based business into an emerging sports property stakeholder and competitor. She also championed the organization’s expansion into NASCAR and hockey team ownership, while furthering SS+E’s promotional and service offerings. SS+E’s affiliate, Spire Holdings, LLC, is an affiliate and major shareholder of the Company.

Mr. Shellady, appointed as our Chief Strategic Officer on July 1, 2020, is a frequent television contributor on Fox News, CNBC, BBC, CNN, and SKY, is an Adjunct Professor of Finance at DePaul University, and is known internationally as “The Cow Guy.” Mr. Shellady has a broad and strong range of technical and trade experience in cash equities, commodities, and financial products in the three main geographies of North America, Europe, and Asia.

From 1990 to 1993, after graduating with a finance degree from the University of Colorado in 1988, Mr. Shellady was the European Managing Partner of Prime International Trading London, a proprietary options trading group based out of Chicago. He built the group up to one of the largest options proprietary trading firms on the London International Financial Futures Exchange (LIFFE) and was responsible for all aspects of firm management, from risk controls to regulatory reports. In 1993, Mr. Shellady built a similar group for Muirpace Ltd. as a board member and Director, which was sold and merged into Speer Leeds in 1995. Mr. Shellady was then retained by Deutsche Bank AG as an Associate Director Level 3 to revitalize all their financial options execution on the floors of London and any exchange staffed by Deutsche Bank personnel in Europe. In 1998, Mr. Shellady was hired by The Industrial Bank of Japan (now Mizuho) to become the Managing Director of their London futures operations overseeing all aspects of the futures division of a large triple A rated, international investment bank.

During this same period, Mr. Shellady was helping to get patsystems plc off the ground as a technology company for electronic futures trading. Mr. Shellady was the first shareholder after the founder and committed time and resources from 1996 to 2000 when he was named Chief Operating Officer for a listing in March of 2000 on the London Stock Exchange raising over $100 million leading to an over $400 million market cap. After almost 16 years in London, Mr. Shellady returned to Chicago to run a small family investment business that was started over 50 years ago.

Currently, Mr. Shellady is back from a second stint in London. He can frequently be seen wearing his trademark “Cow Jacket” on CNBC Europe, Bloomberg, CNN, BBC, and Fox Business News. Most recently, Mr. Shellady has added both radio and print to his media mix with a regular radio show on WJOB Indiana as well as being a weekly contributor to the Northwest Indiana Times Sunday Edition.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

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Auditor

Our independent registered public accounting firm is:

Boyle CPA, LLC

361 Hopedale Drive SE

Bayville, NJ 08721

Phone: (732) 822-4427

Code of Ethics

The Company currently does not have a Code of Ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

EXECUTIVE COMPENSATION

Compensation of Executives

The following table summarizes the compensation earned by the Company’s principal executive officers during the two years ended December 31, 2019.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

William Alessi	2019	$-	$-	$-	$-	$200,000	$200,000
Chief Executive Officer & Director	2018	$-	$-	$30,100	$-	$-	$30,100

Jose Rodriguez	2019	$825	$-	$-	$-	$-	$825
Former Chief Financial Officer (6)	2018	$-	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)

All other compensation received that could not be properly reported in any other column of the table. The Company issued a $200,000 note to Mr. Alessi, and $100,000 note to Mr. Chumas in consideration for the purchase of 12,000,000 and 6,000,000 of Class A Preferred Shares from Mr. Alessi and Mr. Chumas, respectively.

(6)	Mr. Rodriguez served as our Chief Financial Officer from November 19, 2019, through September 14, 2020, when he resigned as our Chief Financial Officer.

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Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings, since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Executive Compensation. During the year ended December 31, 2018, the Company provided Mr. Alessi, in accordance with his employment agreement dated February 12, 2018, 30,000,000 Class A Preferred Shares stock each share having 100 equivalent votes, and 100,000 shares of common stock, each share having 1 vote, having a total value of $30,100. The employment agreement was not renewed in 2019.

Mr. Alessi subsequently transferred 6,000,000 of the Class A Preferred Shares to Chris Chumas, one of the Company’s directors, and returned 12,000,000 shares of Class A Preferred Shares to the Company for cancellation. On July 22, 2019, the Company purchased Mr. Alessi’s 12,000,000 remaining Class A Preferred Shares for $200,000. Payment for the preferred shares was in the form of a Company promissory note issued to Mr. Chumas. The note bears interest at 8% per year, was due and payable on December 31, 2019, is unsecured, and is still outstanding as of the date hereof.

Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2019, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Director Compensation Table

	Fiscal	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	Year	(1)	(3)	(4)	(5)	($)

William Alessi	2019	$-	$-	$-	$-	$-
	2018	$-	$-	$-	$-	$-

Chris Chumas	2019	$-	$-	$-	$100,000	$100,000
	2018	$-	$-	$-	$-	$-

Mark Spoone	2019	$-	$-	$-	$-	$-
	2018	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)

All other compensation received that could not be properly reported in any other column of the table. The Company issued a $100,000 note to Mr. Chumas in consideration for the purchase of 12,000,000 and 6,000,000 of Class A Preferred Shares from Mr. Chumas.

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Mr. Alessi, Mr. Chumas and Mr. Spoone were not compensated for their services as directors of the Company. Mr. Alessi’s compensation as an executive officer of the Company is described in the Compensation of Executives section above. As disclosed above, Mr. Alessi originally received 30,000,000 Class A Preferred Shares, and subsequently transferred 6,000,000 Class A Preferred Shares to Mr. Chumas.

On July 22, 2019, the Company purchased 6,000,000 Class A Preferred Shares from Chris Chumas for $100,000. Payment for the preferred shares was in the form of a Company promissory note issued to Mr. Chumas. The note bears interest at 8% per year, was due and payable on December 31, 2019, is unsecured, and is still outstanding as of the date hereof. The Company has included the $100,000 note in the “All Other Compensation” category for Mr. Chumas in the Director Compensation Table above.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

The Company does not have employment or director agreements with Mr. Alessi, Ms. Setzer, Mr. Chumas, or Mr. Spoone. On June 24, 2020, the Company entered into a consulting services agreement with Mr. Shellady, pursuant to which Mr. Shellady will (i) render marketing, sales, distribution, and branding services to the Company; and (ii) will be paid $5,000 per month and 100,000 shares of Company common stock for services rendered during the initial term from July 1, 2020, through December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 16, 2020, the number of shares of voting capital stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding class of stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 22,263,829 shares of our common stock issued and outstanding as of October 16, 2020, 250,000 shares of Series B-1 Preferred Stock issued and outstanding as of October 16, 2020, and warrants to purchase 750,000 shares of Series B-2 Convertible Preferred Stock issued as of October 16, 2020. We do not have any other outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days. Unless otherwise indicated, the address of each person listed below is care of Good Hemp, Inc., 20311 Chartwell Center Drive, Suite 1469, Cornelius, NC 28031.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
William Alessi (1)	Common Stock	6,960,264	31.3%
Chris Chumas (2)	Common Stock	7,000,000	31.4%
S. Mark Spoone (2)	Common Stock	375,000	1.7%
Scott Shellady (3)	Common Stock	100,000	0.4%
All Officers and Directors as a Group	Common Stock	14,435,264	64.8%
T.J. Puchyr (4)	Common Stock	6,000,000	26.9%
Todd Braun	Common Stock	1,666,750 (5)	7.0%
Todd Braun	Series B-1 Convertible Preferred Stock (6)	250,000	100%
Todd Braun	Series B-2 Convertible Preferred Stock (7)	750,000 (8)	100%

(1) Chief Executive Officer and Director.

(2) Director.

(3) Chief Strategic Officer.

(4) Held in the name of Spire Holdings, LLC. Mr. Puchyr has voting and dispositive power with respect to the shares held in the name of Spire Holdings, LLC.

(5) Includes 416,750 shares of common stock issuable upon conversion of Mr. Braun’s 250,000 shares of Series B-1 Convertible Preferred Stock, and 1,250,000 shares of common stock issuable to Mr. Braun upon his exercise of warrants to purchase, and subsequent conversion of, 750,000 shares of Series B-2 Convertible Preferred Stock.

(6) Each share of Series B-1 Convertible Preferred Stock has one vote per share and is convertible into 1.667 shares of common stock.

(7) Each share of Series B-2 Convertible Preferred Stock has one vote per share and is currently convertible into common stock at $0.60/share.

(8) Includes 750,000 shares of Series B-2 Convertible Preferred Stock issuable to Mr. Braun upon his exercise of warrants to purchase 750,000 shares of Series B-2 Convertible Preferred Stock.

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PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, William Alessi, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Alessi will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Alessi intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates and contacts of Mr. Alessi.

Mr. Alessi will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Alessi will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither Mr. Alessi, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. McGuire, and the funds deposited into an account labeled: Good Hemp, Inc. within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Good Hemp, Inc.
________________________

________________________

________________________

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The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $1.60 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 33.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

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Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2018, William Alessi, our CEO and a director, was issued 1,000 shares of common stock and 30,000,000 shares of the Company’s Class A Preferred Shares (“Class A Preferred Stock”). Each share of Class A Preferred Stock is convertible into 100 shares of Company common stock, subject to adjustment, and is entitled to 100 votes on any matter upon which the holder of common stock is entitled to vote.

During the year ended December 31, 2018, Mr. Alessi advanced to the Company (or on behalf of the Company in payment of Company expenses) a total of $61,255 which is non-interest bearing, unsecured and has no fixed terms of repayment.

On January 29, 2020, the Company issued 7,000,000 shares of its common stock to each of William Alessi and Chris Chumas, respectively, for partial conversion of their promissory notes in the principal amount of $7,000 each, respectively.

On February 6, 2019, Mr. Alessi personally sold 6,000,000 shares of the Company’s Class A Preferred Shares to Chris Chumas for $100,000 in cash.

On February 12, 2019, Mr. Alessi returned 12,000,000 shares of the Company’s Class A Preferred Shares to the Company for cancellation, and the Company issued 12,000,000 shares of the Company’s Class A Preferred Shares to Mark Spoone in consideration of the purchase of assets from Mr. Spoone, and Mr. Spoone was subsequently appointed a director of the Company. Prior to the cancellation, Mr. Alessi owned 24,000,000 shares of the Company’s Class A Preferred Shares, and after Mr. Alessi’s cancellation and the issuance of the Shares to Mr. Spoone, Mr. Alessi and Mr. Spoone each owned 12,000,000 shares of the Company’s Class A Preferred Shares.

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The cancellation of Mr. Alessi’s Class A Preferred Shares, and the issuance of the Class A Preferred Shares to Mr. Spoone (the “Cancellation and Issuance”), constituted a change in control of the Company as each share of Class A Preferred Stock entitled the holder thereof to 100 votes per share, and there were approximately 143,361,963 shares of Company common stock outstanding, and 30,000,000 shares of Class A Preferred Stock outstanding, immediately prior to the Cancellation and Issuance. Mr. Alessi therefore controlled approximately 76.4% of the votes associated with the capital stock of the Company before the Cancellation and Issuance, and after the Cancellation and Issuance, Mr. Alessi and Mr. Spoone each controlled approximately 38.2% of the votes associated with the capital stock of the Company.

On July 11, 2019, the Company appointed Chris Chumas as a director of the Company.

On July 18, 2019, the Company issued promissory notes to Mr. Alessi, JanBella Group, LLC (an entity controlled by Mr. Alessi), and Mr. Chumas in the amounts of $61,225, $110,000, and $50,287.40 respectively, to evidence the amounts they advanced to the Company. The notes are due on demand, bear interest at 10% per year, and are secured by all of the Company’s assets. At the option of the noteholders, the notes may be converted into shares of the Company’s common stock. The number of shares which will be issued upon any conversion of the notes will be determined by dividing the principal amount to be converted (plus, at the option of the noteholder, accrued and unpaid interest) by the lower of (i) $0.001 or (ii) 50% of the lowest bid price during the forty-five consecutive trading day period ending on the trading day immediately prior to the conversion date.

On July 22, 2019, the Company purchased 12,000,000 and 6,000,000 shares of its Class A Preferred Stock from William Alessi and Chris Chumas, respectively. Payment for the preferred stock was in the form of a Note issued to each shareholder. The Notes bear interest at 8% per year, are due and payable on December 31, 2019, and are unsecured.

On July 22, 2019, S. Mark Spoone converted his 12,000,000 shares of the Company’s Class A Preferred Stock into 450,000 shares of the Company’s common stock.

On or about July 22, 2019, the Company purchased shares of its Class A Preferred Shares from the following persons:

	Class A
Name	Preferred Shares	Consideration
William Alessi	12,000,000	$200,000	(1)

Chris Chumas	6,000,000	$100,000	(1)

____________

(1) Payment for the preferred shares was in the form of notes. The notes bear interest at 8% per year, are due and payable on December 31, 2019, and are unsecured.

At December 31, 2019, the Company had $571,800 due to William Alessi and Chris Chumas in related party notes. The amounts due under these notes are convertible into common stock at the lower of (i) $0.001 or, (ii) 50% of the lowest bid price during the forty-five consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

The following table presents principal amounts due under promissory notes to, and common and preferred shares held by, William Alessi, Chris Chumas and S. Mark Spoone as of June 30, 2020:

		Interest	Common Shares		Preferred Shares
Name	Note Principal	Rate	#		#
Chris Chumas	$143,287	8%-10%	7,000,000		nil

William Alessi	349,317	0%-10%	6,971,050	(1)	nil

JanBella Group, LLC (2)	110,000	10%	nil		nil

S. Mark Spoone	nil		450,000		nil

Total	$602,605

(1) Includes 6,971,000 shares held in the name of Mr. Alessi’s trust, and 50 shares held in the name of Mr. Alessi’s IRA.

(2) Mr. Alessi’s entity.

37

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.001, of which 22,263,829 shares are issued and outstanding as of October 16, 2020. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are currently authorized to issue 30,000,000 shares of preferred stock, par value $0.001, of which 250,000 shares of Series B-1 Convertible Preferred Stock are issued and outstanding as of October 16, 2020.

On July 21, 2020, we filed with the State of Nevada a Certificate of Designation designating 250,000 shares of the Company’s authorized preferred stock as Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”). Each share of Series B-1 Preferred Stock is convertible into 1.667 shares of Company common stock (subject to a 4.99% beneficial ownership limitation). The Series B-1 Preferred Stock entitles the holder to piggy-back registration rights and one vote per share and has no liquidation or dividend preferences.

Also, on July 21, 2020, we filed with the State of Nevada a Certificate of Designation designating 750,000 shares of the Company’s authorized preferred stock as Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock”). Each share of Series B-2 Preferred Stock is convertible into a number of shares of Company common stock equal to $1.00 divided by (i) the lesser of $0.60 or 60% of the 14-day average closing price of the Company’s common stock at the time of conversion (the “Market Price”) if the conversion occurs within 6 months of July 21, 2020, or (ii) 60% of the Market Price if the conversion occurs at least six months after July 21, 2020 (subject to a 4.99% beneficial ownership limitation). The Series B-2 Preferred Stock entitles the holder to one vote per share and has no liquidation or dividend preferences or other rights. No shares of Series B-2 Preferred Stock are outstanding although we have granted Todd Braun, one of the Selling Security Holders, warrants to purchase all 750,000 designated but unissued shares of Series B-2 Preferred Stock.

We have not designated any other series of preferred stock, but our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding, except for Mr. Braun’s warrants to purchase Series B-2 Convertible Preferred Stock discussed above; nor are there any other equity or debt securities convertible into common stock, except for two convertible notes issued to third party investors convertible into common stock at a discount as set forth below.

Effective August 4, 2020, the Company issued a Convertible Promissory Note to DGF Services, LLC in the principal amount of $10,000.00, which was funded by the Investor on August 5, 2020. The maturity date of the note is six months from the issue date and is the date upon which the principal sum, as well as any unpaid interest and other fees, shall be due and payable. Interest shall accrue on the principal sum at the rate of 7% per annum. DGF Services, LLC has the right, at any time after the issue date, at its election, to convert all or part of the outstanding and unpaid principal sum, as well as any other fees but not including interest, into shares of fully paid and non-assessable shares of common stock of the issuer as per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the conversion price of $0.60. Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of the Issuer.

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Effective August 18, 2020, the Company entered into a securities purchase agreement with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to issue to the Investor a 6% Convertible Promissory Note (the “Note”), dated August 17, 2020, in the principal amount of $128,000. The Note was funded by the Investor on August 18, 2020, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $2,000. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures 12 months after the date of the Note on August 17, 2021. The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the Note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor. The Note carries a prepayment penalty if the Note is paid off in 180 days following the Note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 125%. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

Security Holders

As of October 16, 2020, there were 22,263,829 common shares issued and outstanding, which were held by 31 stockholders of record. We do not know the number of our beneficial shareholders or shareholders holding shares through their broker(s) in “street name.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged EQ Shareowner Services as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

1110 Centre Pointe Curve

Suite 101

Mendota Heights, MN 55120

www.equiniti.com/us

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 46,330,477 shares of our common stock as of June 30, 2018. Of these shares, all of the 10,000,000 and 528,109 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 36,566,581shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

39

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 326,806 shares, based on the number of shares of our common stock outstanding as of October 16, 2020 (22,263,829), and assuming the 10,000,000 and 528,109 shares being registered in the Primary Offering and Secondary Offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Good Hemp, Inc. as of December 31, 2019 and 2018, have been included herein in reliance on the reports of (i) Boyle CPA, LLC, an independent registered public accounting firm, and (ii) Thayer O’Neal Company, LLC, an independent registered public accounting firm, given on the authority of those firms as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 22, 2019, Thayer O’Neal Company, LLC (“Thayer O’Neal” or the “Former Accounting Firm”) resigned as our independent registered public accounting firm.

During our two most recent fiscal years and the interim period preceding the date of resignation, there were no disagreements with Thayer O’Neal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Thayer O’Neal’s satisfaction, would have caused it to refer to the subject matter of the disagreement(s) in connection with any report it may have issued on our financial statements; and there were no “reportable events” as defined in Item 304(a)(1) of Regulation S-K of the Securities and Exchange Commission.

40

On November 7, 2019, the Company engaged Boyle CPA, LLC as our independent registered public accounting firm. During the two most recent fiscal years, and the subsequent interim period through the date of engagement, neither we, nor anyone engaged on our behalf, consulted with Boyle CPA, LLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

The change in our independent public accountants was approved by our Board of Directors.

During the two most recent fiscal years ended December 31, 2018, and December 31, 2019, there have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accounting Firm would have caused them to make reference thereto in their report on the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Good Hemp, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______________, 2020

41

Report of Independent Registered Public Accounting Firms and
Audited Financial Statements

As of and For the Fiscal Years Ended December 31, 2019 and 2018

Unaudited Financial Statements

As of and For the Six Months Ended June 30, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Good Hemp, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Good Hemp, Inc. (the “Company”) as of December 31, 2019, the related statements of operations, stockholders’ deficit, and cash flows for year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, the Company’s continuing operating losses, working capital deficiency and accumulated deficit raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of the financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Bayville, NJ

March 27, 2020

361 Hopedale Drive SE Bayville, NJ 08721	P (732) 822-4427 F (732) 510-06651

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Lone Star Gold, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Lone Star Gold, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Matter of Emphasis

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has accumulated losses and no revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

We have served as the Company’s auditor since 2018.

Houston, Texas

April 15, 2019

F-3

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

BALANCE SHEETS

	December 31,
	2019	2018

ASSETS

Current assets
Cash	$48,088	$-
Inventory	271,462	-
Total current assets	319,550	-

Other assets
Intangibles – Trademarks	12,000	-

Total assets	$331,550	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$19,035	$9,763
Interest payable	28,689	-
Convertible notes payable	62,339	-
Convertible notes payable- related parties	252,608	100,165
Derivative liabilities	2,026,314	-
Total current liabilities	2,388,985	109,928

Total liabilities	2,388,985	109,928

Stockholders’ deficit
Preferred stock – Class A Preferred Shares
Authorized - 30,000,000, par value $0.001
Issued and outstanding- nil (2018 - 30,000)	-	30,000
Common stock
Authorized - 150,000,000, par value $0.001
Issued and outstanding- 1,952,470 (2018 -1,443,720)
	1,953	1,435
Additional paid-in capital	4,868,548	5,089,066
Accumulated deficit	(6,927,936)	(5,230,429)
Total stockholders’ deficit	(2,057,435)	(109,928)

Total liabilities and stockholders’ deficit	$331,550	$-

The accompanying notes are an integral part of these financial statements.

F-4

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED
	DECEMBER 31,
	2019	2018

Net sales	$259,962	$-

Cost of sales	219,762	-

Gross profit	40,200	-

Operating Expenses	194,346	101,118

Operating loss	(154,146)	(101,118)

Other income (expense)
Loss on derivative liabilities	(1,200,712)	-
Interest expense	(341,975)	-
Other expense	(674)	-
Total other income (expense)	(1,543,361)	-

Net Loss	$(1,697,507)	$(101,118)

Loss per share - basic and diluted	$(1.01)	$(0.07)

Weighted average shares - basic and diluted	1,688,460	1,435,046

The accompanying notes are an integral part of these financial statements.

F-5

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,697,507)	$(101,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	341,975	-
Loss on derivative liabilities	1,200,712	-
Stock issued for services	-	30,100
Changes in operating assets and liabilities
Inventory	(271,462)	-
Accounts payable and accrued liabilities	10,933	9,763
Due to related parties	(48,138)	-
Net Cash Used in Operating Activities	(463,487)	(61,255)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes to owners	198,575	61,255
Proceeds from Issuance of notes to 3rd parties	313,000	-
Net Cash Provided by Financing Activities	511,575	61,255

Net change in cash	48,088	-
Cash and cash equivalents - Beginning of Year	-	-
Cash and cash equivalents- End of Year	$48,088	$-

SUPPLEMENTAL NON-CASH INFORMATION
Acquisition of trademark	$12,000	$-
Conversion of preferred shares into notes	$300,000	$-
Conversion of notes payable into common stock	$50,000	$-

The accompanying notes are an integral part of these financial statements.

F-6

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

			Common
	Common		Stock		Preferred		Additional		Total
	Stock		Issuable		Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2017	1,433,720	$1,434	-	$-	-	$-	$5,088,967	$(5,129,311)	$(38,910)

Stock issued for services	1,000	1	0	-	30,000,000	30,000	99	-	30,100

Net loss - December 31, 2018								(101,118)	(101,118)

Balance - December 31, 2018	1,434,720	$1,435	-	$-	30,000,000	$30,000	$5,089,066	$(5,230,429)	$(109,928)

			Common
	Common		Stock		Preferred		Additional		Total
	Stock		Issuable		Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2018	1,434,720	$1,435	-	$-	30,000,000	$30,000	$5,089,066	$(5,230,429)	$(109,928)

Return of preferred stock to treasury	-	-	-	-	(12,000,000)	(12,000)	-	-	(12,000)

Purchase of intellectual property	-	-	-	-	12,000,000	12,000	-	-	12,000

Conversion of note payable into common stock	-	0	67,750	68	0	0	49,932	-	50,000

Conversion of note payable to common stock	67,750	68	(67,750)	(68)	-	$-	$-	-	-

Preferred stock purchase					(18,000,000)	(18,000)	(282,000)		(300,000)

Conversion of preferred stock to common stock	450,000	450			(12,000,000)	(12,000)	11,550		-

Net loss - December 31, 2019								(1,697,507)	(1,697,507)

Balance - December 31, 2019	1,952,470	$1,953	-	$-	-	$-	$4,868,548	$(6,927,936)	$(2,057,435)

The accompanying notes are an integral part of these financial statements.

F-7

GOOD HEMP, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – NATURE OF OPERATIONS

Good Hemp, Inc. (the “Company” or “Good Hemp”), formerly known as Lone Star Gold, Inc., formerly known as Keyser Resources, Inc., was incorporated in the State of Nevada on November 26, 2007.

Shortly after September 30, 2013, the Company ceased operation as it was in default of certain creditor obligations. In 2017, the Company was put into receivership to satisfy those outstanding creditor claims. In 2018 the Company emerged from receivership and commenced operations including bringing all necessary SEC filings up to date.

On February 6, 2019, the Company signed an agreement with S. Mark Spoone and Good Hemp Living, LLC. (“Spoone”). The Company transferred to Spoone, 12,000,000 Class A Preferred Shares in consideration for the acquisition of Spoone’s trademarks and intellectual property which includes all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages. The Company has begun conducting operations under the “Good Hemp” trade name.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America and are expressed in US dollars.

The Company’s fiscal year-end is December 31.

(b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

(d) Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures , for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-8

(e) Concentrations and Credit Risk

The Company does not have any financial asset and therefore is not exposed to any credit risks.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

(f) Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable consists of product sales to customers. Trade accounts receivable are generally due 30 days after issuance of the invoice. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on specific circumstances of the customer.

(g) Revenue Recognition

Revenue is recognized in accordance with ASC 606. The Company performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies the five-step model to arrangements that meet the definition of a contract under Topic 606, including when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company evaluates the goods or services promised within each contract related performance obligation and assesses whether each promised good or service is distinct. The Company recognizes as revenue, the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company recognizes revenue upon completion of our performance obligations or expiration of the contractual time to use services such as professional service hours purchased in bulk for a given time period.

(h) Inventory

Inventory consisting of raw materials and finished product is stated at the lower of cost (first in, first out method) or net realizable value.

(i) Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

(j) Net Loss Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings per Share. Under the provisions of the Earnings per Share Topic ASC, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

F-9

(k) Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards as realization cannot be determined to be more likely than not.

The statement establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns and the adoption of the statement had no material impact to the Company’s consolidated financial statements. The Company files tax returns in the US and states in which it has operations and is subject to taxation. Tax years subsequent to 2013 remain open to examination by U.S. federal and state tax jurisdictions.

(l) Commitment and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(m) Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

(n) Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees except for certain circumstances. Any transition impact will be a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period and early adoption is permitted. We have adopted this guidance on January 1, 2019 and there is no material impact on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Qualitative and quantitative disclosures are required, and optional practical expedients may be elected. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period. Subsequent amendments to the initial guidance have been issued in January 2017, January 2018, and July 2018 within ASU No. 2017-03, ASU No. 2018-01, ASU No. 2018-10, and ASU No. 2018-11 regarding qualitative disclosures, optional practical expedients, codification improvements and an optional transition method to adopt with a cumulative-effect adjustment versus a modified retrospective approach. These updates do not change the core principle of the guidance under ASU No. 2016-02, but rather provide implementation guidance. This pronouncement will have no impact on these financial statements.

F-10

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurement by removing, modifying, and adding certain disclosures. This ASU is effective for the annual period beginning after December 15, 2019, including interim periods within that annual period. . We do not expect his pronouncement will not have a material impact on our financial statements.

In August 2018, the SEC adopted amendments to simplify certain disclosure requirements, as set forth in Securities Act Release No. 33-10532, Disclosure Update and Simplification, which includes a requirement for entities to present the changes in shareholders’ equity in the interim financial statements in quarterly reports on Form 10-Q. This amendment is effective for all filings made on or after November 5, 2018. In light of the timing of effectiveness of the amendment and proximity to the filing date for most filers’ quarterly reports, the SEC has allowed for a filer’s first presentation of the changes in shareholders’ equity to be included in its Form 10-Q for the quarter that begins after the effective date. We do not expect his pronouncement will not have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has recurring operating losses, an accumulated deficit and a working capital deficiency. Management’s plans include raising capital in the debt and equity markets. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until its operations become established enough to be considered reliably profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the US. Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The Company is subject to United States income taxes at a rate of 21%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Income tax(payable) recovery at statutory rate of 21%	$356,476	$21,235
Valuation allowance change	(356,476)	(21,235)
Provision for income taxes	$--	$--

NOTE 5 – RELATED PARTY TRANSACTIONS

All related party transactions are recorded at the exchange amount which is the value established and agreed to by the related party.

A payable to a related party of $17,574 to Maurice Bideaux, the Company’s former chief executive officer and director, was forgiven by Mr. Bideaux in 2010. An additional advance from Mr. Bideaux of $38,910 remains unpaid.

During the year ended December 31, 2018, Mr. William Alessi has advanced on behalf of the Company, a total of $61,255 which is non-interest bearing, unsecured and has no fixed terms of repayment.

On February 6, 2019 as set out in a Form 3 on February 19, 2019 Mr. William Alessi, the Company’s CEO and one of its directors, personally sold 6,000,000 shares of the Company’s Class A Preferred Shares to Chris Chumas.

F-11

On February 12, 2019 Chris Chumas acquired 6,000,000 Class A Preferred Shares from William Alessi for $100,000 in cash.

On July 11, 2019 Good Hemp appointed Chris Chumas as a director of the Company.

On July 18, 2019 the Company issued Promissory Notes to Mr. Alessi, JanBella Group, LLC, and Mr. Chumas to evidence the amounts they advanced to the Company. The Notes are due on demand, bear interest at 10% per year, and are secured by all of the Company’s assets.

On July 22, 2019 the Company purchased 12,000,000 and 6,000,000 shares of its Class A Preferred Shares from William Alessi and Chris Chumas, respectively. Payment for the Class A Preferred Shares was in the form of a $200,000 and $100,000 Note to William Alessi and Chris Chumas. The Note bears interest at 8% per year, is due and payable on December 31, 2019 and is unsecured.

On July 22, 2019 S. Mark Spoone converted his 12,000,000 shares of the Company’s Class A Preferred Shares into 450,000 shares of the Company’s common stock.

At December 31, 2019, the Company had $571,800 due to William Alessi and Chris Chumas. These amounts are convertible into common stock at the lower of (i) $0.001 or, (ii) 50% of the lowest bid price during the forty-five consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

NOTE 6 – NOTES PAYABLE

On March 14, 2019 the Company borrowed $50,000 from an unrelated third party. The loan was unsecured, bore interest at 8% per year, and was due and payable on September 14, 2019. At the option of the note holder, the note may at any time be converted into shares of the Company’s common stock. The number of shares to be issued upon conversion would be determined by dividing the amount to be converted by 60% of the average of the three lowest closing prices of the Company’s common stock during the ten trading days immediately preceding the conversion date. If at any time prior to July 14, 2020 the Company sells or issues any shares of its common stock at a price below $1.20 per share the Company will issue such number of additional shares of its common stock to the note holder as determined by the following:

A

B = C

A

$1.20 = D

C – D = Number of additional shares to be issued to the note holder

Where:

A = The principal amount of the note previously converted by the note holder.

B = The price per share at which the Company’s common stock was sold or issued.

On March 15, 2019 the note holder exercised its option to convert the note into 67,750 restricted shares of the Company’s common stock. The common stock was issued to the note holder in April 2019.

On September 10, 2019, the Company borrowed $65,000 from an unrelated party. The loan bears interest at a rate of 10% per year and is due and payable on September 10, 2020. At any time on or before March 10, 2020 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 37%. After March 10, 2020 the Company may not repay the loan without the consent of the Lender. At any time after March 8, 2020 any unpaid principal is convertible into the Company’s common stock at a conversion price equal to the market price of the Company’s common stock multiplied by 65%. “Market Price” means the lowest trading price for the Company’s common stock during the twenty trading days ending on the latest complete trading day prior to the conversion.

F-12

On September 30, 2019, the Company borrowed $42,500 from an unrelated third party. The loan bears interest at a rate of 10% per year and is due and payable on October 1, 2020. At any time on or before March 30, 2020 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 37%. After March 30, 2020 the Company may not repay the loan without the consent of the Lender. At any time after March 29, 2020 any unpaid principal is convertible into the Company’s common stock at a conversion price equal to the market price of the Company’s common stock multiplied by 65%. “Market Price” means the lowest trading price for the Company’s common stock during the twenty trading days ending on the latest complete trading day prior to the conversion.

On October 8, 2019, the Company borrowed $103,000 from an unrelated third party. The loan bears interest at a rate of 10% per year and is due and payable on October 8, 2020. At any time on or before April 8, 2020 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. After April 8, 2020 the Company may not repay the loan without the consent of the Lender. At any time after March 29, 2020 any unpaid principal is convertible into the Company’s common stock at a conversion price equal to the market price of the Company’s common stock multiplied by 65%. “Market Price” means the lowest trading price for the Company’s common stock during the twenty trading days ending on the latest complete trading day prior to the conversion.

On November 18, 2019, the Company borrowed $52,500 from an unrelated third party. The loan bears interest at a rate of 10% per year and is due and payable on November 18, 2020. At any time on or before May 18, 2020 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. After May 18, 2020 the Company may not repay the loan without the consent of the Lender. At any time after March 29, 2020 any unpaid principal is convertible into the Company’s common stock at a conversion price equal to the market price of the Company’s common stock multiplied by 65%. “Market Price” means the lowest trading price for the Company’s common stock during the twenty trading days ending on the latest complete trading day prior to the conversion.

NOTE 7 – DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2019. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the year ended December 31, 2019, the assumptions utilized in estimating fair values of the liabilities measured on a recurring basis are as follows:

	Year ended
	December 31, 2019
Expected term	1.00	years
Expected average volatility	410%
Expected dividend yield	-
Risk-free interest rate	1.59%

The fair value measurements of the derivative liabilities at December 31, 2019 is summarized:

Total	Level 1	Level 2	Level 3
$2,026,314	$-	$-	$2,026,314

F-13

NOTE 8 – PURCHASE OF INTELLECTUAL PROPERTY

On February 6, 2019, the Company, entered into an Intellectual Property Purchase Agreement with S. Mark Spoone, a Colorado corporation, to acquire all of Mr. Spoone’s intellectual property associated with Mr. Spoone’s “Good Hemp” hemp-derived CBD-infused line of consumer beverages, for a purchase price consisting of 12,000,000 shares of the Company’s Class A Preferred Shares for a total value of $12,000. The transaction was completed on February 12, 2019.

On April 30, 2019, the Company acquired from S. Mark Spoone the CANNA HEMP and CANNA trademarks including all rights and trade secrets and related inventory for consideration totaling $32,462. At September 30, 2019, the Company had not attributed any value to the acquired trademarks.

NOTE 9 – TERMINATION OF MATERIAL CONTRACT

In 2018, the Company had entered into an agreement with Infinity, Inc. On February 6, 2019, the Company terminated its agreement with Infinity since the transaction had not closed by January 14, 2019, as required by the agreement.

NOTE 10 – CAPITAL STOCK

On February 28, 2019, the Company was advised that FINRA had received the necessary documentation to announce a 1:100 reverse split. This corporate action took effect on 3/1/2019 and on that date every 100 outstanding shares of the Company’s common stock share were automatically converted into one share of common stock. The accompanying financials have been retroactively adjusted to reflect the 1:100 reverse split.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2019 through the financial statement issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed except as follows:

On January 29, 2020, the Company issued 7,000,000 shares of its common stock to each William Alessi and Chris Chumas, respectively for partial conversion of promissory notes in the principal amount of $7,000 each, respectively.

Effective February 28, 2020, the Company entered into a Branding Agreement (the “Branding Agreement”) with Spire Holdings, LLC (“Spire”), pursuant to which the Company will immediately issue Spire 6,000,000 shares of the Company’s common stock (the “Spire Shares”), and Spire will provide the Company (i) 7 primary NASCAR Cup Series No. 77 entry automobile, team and drivers (“Car”) sponsorships, and (ii) 25 associate or secondary sponsorships in connection with the Car, subject to NASCAR and network television approval. Pursuant to the Branding Agreement, Spire will have some antidilution protection and piggyback registration rights with respect to the Spire Shares.

On March 5, 2020, the Company paid $93,368.32 to PowerUp Lending Group, Ltd. (the “Lender”) pursuant to the Company’s convertible promissory note issued to the Lender on or about September 9, 2019 (the “Note”), in complete satisfaction of all amounts owed to the Lender pursuant to the Note. As a result, the Note has been extinguished.

F-14

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets
Cash	$36,140	$48,088
Accounts receivable	99,977	-
Inventory	199,484	271,462
Prepaid expenses	7,864	-
Total current assets	343,465	319,550

Other assets
Branding agreement	2,700,000	-
Intellectual property	12,000	12,000
Total assets	$3,055,465	$331,550

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Convertible notes, net of discounts	$140,617	$62,339
Convertible notes to related parties, net of discounts	830,616	252,608
Notes payable	19,100	-
Accounts payable	91,916	19,035
Interest payable	33,996	28,689
Derivative liabilities	2,123,877	2,026,314
Total current liabilities	3,240,122	2,388,985
Total liabilities	3,240,122	2,388,985

Stockholders’ equity (deficit)
Preferred stock - Class A - 30,000,000 shares authorized, $0.001 par value, 0 and 0 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	-
Common stock - 150,000,000 shares authorized, $0.001 par value, 21,952,470 and 1,952,470 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	21,953	1,953
Additional paid in capital	7,562,548	4,868,548
Accumulated deficit	(7,769,158)	(6,927,936)
Total stockholders’ equity (deficit)	(184,657)	(2,057,435)
Total liabilities and stockholders’ equity (deficit)	$3,055,465	$331,550

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$210,903	$106,937	$281,346	$106,937
Cost of sales	144,592	107,497	212,469	107,497
Gross profit	66,311	(560)	68,877	(560)

Operating expenses	86,149	31,764	165,587	39,613
Operating loss	(19,838)	(32,324)	(96,710)	(40,173)

Other income (expense)
Loss on derivative liabilities	(629,782)	-	(727,344)	-
Interest expense	(3,366)	-	(17,168)	-
Other expense	315	1,760	-	1,760
Total other income (expense)	(632,833)	(1,760)	(744,512)	(1,760)

Net loss	$(652,671)	$(34,084)	$(841,222)	$(41,933)

Net loss per share - basic and diluted	$(0.03)	$(0.02)	$(0.05)	$(0.03)

Weighted average number of common shares - basic and diluted	21,952,470	1,502,470	17,776,646	1,462,419

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(unaudited)

	Preferred		Common		Additional	Accumu-
	Stock		Stock		Paid-in	lated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2018	30,000,000	$30,000	1,434,720	$1,435	$5,089,066	$(5,230,429)	$(109,928)
Return of preferred stock to treasury	(12,000,000)	(12,000)	-	-	-	-	(12,000)
Purchase of intellectual property	12,000,000	12,000	-	-	-	-	12,000
Conversion of note payable into common stock	-	-	67,750	68	49,932	-	50,000
Net loss for the three months ended March 31, 2019	-	-	-	-	-	(7,849)	(7,849)
Balance, March 31, 2019	30,000,000	$30,000	1,502,470	$1,503	$5,138,998	$(5,238,278)	$(67,777)
Net loss for the three months ended June 30, 2019						(34,084)	(34,084)
Balance, June 30, 2019	30,000,000	$30,000	1,502,470	$1,503	$5,138,998	$(5,272,362)	$(101,861)

Balance, December 31, 2019	-	$-	1,952,470	$1,953	$4,868,548	$(6,927,936)	$(2,057,435)
Issuance of common stock for branding agreement	-	-	6,000,000	6,000	2,694,000	-	2,700,000
Issuance of common stock to William Alessi	-	-	7,000,000	7,000	-	-	7,000
Issuance of common stock to Chris Chumas	-	-	7,000,000	7,000	-	-	7,000
Net loss for the three months ended March 31, 2020	-	-	-	-	-	(188,551)	(188,551)
Balance, March 31, 2020	-	$-	21,952,470	$21,953	$7,562,548	$(7,116,487)	$468,014
Net loss for the three months ended June 30, 2020	-	-	-	-	-	(652,671)	(652,671)
Balance, June 30, 2020	-	$-	21,952,470	$21,953	$7,562,548	$(7,769,158)	$(184,657)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30,

(unaudited)

	2020	2019
Cash flows from operating activities:
Net income (loss)	$(841,222)	$(41,897)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash interest expense	(17,168)	-
Loss on derivative liabilities	(727,344)	-
Changes in operating assets and liabilities:
Accounts receivable	(99,977)	(13,484)
Prepaid expenses	(7,864)	(240)
Inventory	71,978	(33,212)
Deposits	-	(135,786)
Accounts payable	72,881	38,698
Interest payable	5,307	-
Net cash used in operating activities	(1,543,409)	(185,921)

Cash flows from financing activities:
Owner advance	-	202,698
Convertible notes payable to related parties, net of discounts	1,531,461	-
Net cash provided by financing activities	1,531,461	202,698

Net change in cash	(11,948)	16,777

Cash and cash equivalents - beginning of period	48,088	-

Cash and cash equivalents - end of period	$36,140	$16,777

Supplemental non-cash information
Purchase of intellectual property in exchange for Class A preferred shares	$-	$12,000
Spire Branding Agreement for common stock	$2,700,000	$-
Conversion of notes payable into common stock	$14,000	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

GOOD HEMP, INC.

(FORMERLY LONE STAR GOLD, INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2020

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS

Good Hemp, Inc. (the “Company” or “Good Hemp”), formerly known as Keyser Resources, Inc., and Lone Star Gold, Inc., was incorporated in the State of Nevada on November 26, 2007.

The Company was involved in the exploration and development of mining properties until September 30, 2013, when it discontinued operations. In 2017, the Company was put into receivership and in 2018, it emerged from receivership. On September 11, 2019, the Company’s Board of Directors, pursuant to Nevada Revised Statute 92A.280, amended the Company’s Articles of Incorporation to change the name of the Company from Lone Star Gold, Inc. to Good Hemp, Inc. The amendment was filed with the Nevada Secretary of State on September 12, 2019.

The Company is now a North Carolina based company that is made up of industry veterans focused on exploiting niche markets in the hemp industry. Good Hemp® includes two lines of hemp-based beverages. Good Hemp® 2oh! is a hemp-derived, CBD-infused line of flavored waters, and Good Hemp® fizz! is a line of carbonated hemp oil infused sodas. Good Hemp® products have been sold throughout the United States since 2016 via Amazon.com, as well as local retailers.

By establishing a comprehensive distribution system, Good Hemp® has secured listings for its products with regional and national grocery and convenience chain stores.

The outbreak of the coronavirus (COVID-19) resulted in increased travel restrictions, and shutdown of businesses, which may cause slower recovery of the economy. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which the coronavirus impacts our results will depend on future developments and reactions throughout the world, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. It is likely to result in a potential material adverse impact on our business, results of operations and financial condition. Wider-spread COVID-19 globally could prolong the deterioration in economic conditions and could cause decreases in or delays in advertising spending and reduce and/or negatively impact our short-term ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

F-5

The unaudited condensed financial statements of the Company for the three and six month periods ended June 30, 2020 and 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2019 was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020. These unaudited condensed financial statements should be read in conjunction with that report.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-6

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Inventory

Inventory consisting of raw materials and finished product is stated at the lower of cost (first in, first out method) or net realizable value.

Concentration and Credit Risk

The Company does not have any financial asset and therefore is not exposed to any credit risks.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable consists of product sales to customers. Trade accounts receivable are generally due 30 days after issuance of the invoice. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on specific circumstances of the customer. At June 30, 2020, an allowance was not deemed necessary.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Commitment and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company follows ASC 440-10, Commitments, to report accounting for certain commitments.

F-7

Net Loss Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings per Share. Under the provisions of the Earnings per Share Topic ASC, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards as realization cannot be determined to be more likely than not.

The statement establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns and the adoption of the statement had no material impact to the Company’s financial statements. The Company files tax returns in the US and states in which it has operations and is subject to taxation. Tax years subsequent to 2013 remain open to examination by U.S. federal and state tax jurisdictions.

Revenue Recognition

Revenue is recognized in accordance with ASC 606. The Company performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies the five-step model to arrangements that meet the definition of a contract under Topic 606, including when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company evaluates the goods or services promised within each contract related performance obligation and assesses whether each promised good or service is distinct. The Company recognizes as revenue, the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company recognizes revenue upon completion of our performance obligations or expiration of the contractual time to use services such as professional service hours purchased in bulk for a given time period.

Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees except for certain circumstances. Any transition impact will be a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period and early adoption is permitted. We adopted this guidance on January 1, 2019 and the adoption of ASU No. 2018-07 did not have a material impact on our financial statements.

F-8

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Qualitative and quantitative disclosures are required, and optional practical expedients may be elected. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period. Subsequent amendments to the initial guidance have been issued in January 2017, January 2018, and July 2018 within ASU No. 2017-03, ASU No. 2018-01, ASU No. 2018-10, and ASU No. 2018-11 regarding qualitative disclosures, optional practical expedients, codification improvements and an optional transition method to adopt with a cumulative-effect adjustment versus a modified retrospective approach. These updates do not change the core principle of the guidance under ASU No. 2016-02, but rather provide implementation guidance. We adopted this guidance on January 1, 2019 and the adoption of ASU No. 2016.02 did not have a material impact on our financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The accounting standard changes the methodology for measuring credit losses on financial instruments and the timing when such losses are recorded. ASU No. 2016-13 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2019. This pronouncement did not have a material impact on our financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates the requirement to calculate the implied fair value of goodwill, but rather requires an entity to record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value. This amendment is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted. This pronouncement did not have a material impact on our financial statements.

In February 2018, the FASB issued ASU No. 2018-02 (ASU No. 2018-02), “Income Statement - Reporting Comprehensive Income (Topic 220)”, which amended the previous guidance to allow for certain tax effects “stranded” in accumulated other comprehensive income, which are impacted by the Tax Reform Act signed into law on December 22, 2017, to be reclassified from accumulated other comprehensive income into retained earnings. This amendment pertains only to those items impacted by the new tax law and does not apply to any future tax effects stranded in accumulated other comprehensive income. This standard was effective for fiscal years beginning after December 15, 2018 and allowed for early adoption. The adoption of ASU No. 2018-02 did not have an impact on the Company’s financial position, results of operations and liquidity.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurement by removing, modifying, and adding certain disclosures. This ASU is effective for the annual period beginning after December 15, 2019, including interim periods within that annual period. We do not expect this pronouncement will have a material impact on our financial statements.

In August 2018, the SEC adopted amendments to simplify certain disclosure requirements, as set forth in Securities Act Release No. 33-10532, Disclosure Update and Simplification, which includes a requirement for entities to present the changes in shareholders’ equity in the interim financial statements in quarterly reports on Form 10-Q. This amendment is effective for all filings made on or after November 5, 2018. In light of the timing of effectiveness of the amendment and proximity to the filing date for most filers’ quarterly reports, the SEC has allowed for a filer’s first presentation of the changes in shareholders’ equity to be included in its Form 10-Q for the quarter that begins after the effective date. This pronouncement did not have a material impact on our financial statements.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-15, “Intangibles–Goodwill and Other–Internal–Use Software (Topic 350): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract.” ASU No. 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU No. 2018-15 is effective for the Company on a prospective or retrospective basis beginning on January 1, 2020, with early adoption permitted. This pronouncement did not have a material impact on our financial statements.

The Company has evaluated all recent accounting pronouncements and determined that the adoption of pronouncements applicable to the Company has not had or is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-9

NOTE 3 – GOING CONCERN

The Company’s unaudited condensed financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has recurring operating losses, an accumulated deficit and a working capital deficiency. Management’s plans include raising capital in the debt and equity markets. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until its operations become established enough to be considered reliably profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had a working capital deficit of $2,896,657 at June 30, 2020 and had a loss of $841,222 for the six months ended June 30, 2020, which raises substantial doubt as to the Company’s ability to continue as a going concern in the future.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

NOTE 4 – INTANGIBLE ASSETS

On February 6, 2019, the Company, entered into an Intellectual Property Purchase Agreement (the “Agreement”) with S. Mark Spoone, a Colorado corporation (the “Seller”), to acquire all of Mr. Spoone’s intellectual property associated with Mr. Spoone’s “Good Hemp” hemp-derived CBD-infused line of consumer beverages, for a purchase price consisting of 12,000,000 shares of the Company’s Class A preferred shares for a total value of $12,000. The transaction was completed on February 12, 2019.

On April 30, 2019, the Company acquired from S. Mark Spoone the CANNA HEMP and CANNA trademarks including all rights and trade secrets and related inventory for consideration totaling $32,462.39. At June 30, 2020, the Company had not attributed any value to the acquired trademarks.

Effective February 28, 2020, the Company entered into a Branding Agreement (the “Branding Agreement”) with Spire Holdings, LLC (“Spire”), pursuant to which the Company would immediately issue Spire 6,000,000 shares of the Company’s common stock (the “Spire Shares”), and Spire would provide the Company (i) 7 primary NASCAR Cup Series No. 77 entry automobile, team and drivers (“Car”) sponsorships, and (ii) 25 associate or secondary sponsorships in connection with the Car, subject to NASCAR and network television approval. Pursuant to the Branding Agreement, Spire has some antidilution protection and piggyback registration rights with respect to the Spire Shares.

The Company recorded an intangible asset in the amount of $2,700,000 based on the closing price of GHMP common shares of $0.45 on February 28,2020.

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NOTE 5 – NOTES PAYABLE

On March 14, 2019, the Company borrowed $50,000 from an unrelated third party. The loan was unsecured, bore interest at 8% per year, and was due and payable on September 14, 2019. At the option of the note holder, the note may at any time be converted into shares of the Company’s common stock. The number of shares to be issued upon conversion would be determined by dividing the amount to be converted by 60% of the average of the three lowest closing prices of the Company’s common stock during the ten trading days immediately preceding the conversion date. If at any time prior to July 14, 2020, the Company sold or issued any shares of its common stock at a price below $1.20 per share, the Company would issue such number of additional shares of its common stock to the note holder as determined by the following:

A

B = C

A

$1.20 = D

C – D = Number of additional shares to be issued to the note holder

Where:

A = The principal amount of the note previously converted by the note holder.

B = The price per share at which the Company’s common stock was sold or issued.

On March 15, 2019, the note holder exercised its option to convert the note into 67,750 restricted shares of the Company’s common stock. The common stock was issued to the note holder in April 2019.

On March 30, 2020, the Company entered into a securities purchase agreement (the “SPA”) with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to issue to the Investor a 10% Convertible Promissory Note (the “Note”), dated March 23, 2020, in the principal amount of $67,500. The Note was funded by the Investor on March 30, 2020, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $2,500. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures 12 months after the date of the Note on March 23, 2021. The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the Note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor.

The Note carries a prepayment penalty if the Note is paid off in 60, 90, 120,150, or 180 days following the Note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 115%, 120%, 125%, 130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

Effective April 8, 2020, the Company and its lender, GS Capital Partners, LLC, entered into a forbearance agreement relating to the Lender’s promissory note dated October 8, 2019, in the original principal amount of $103,000, pursuant to which the Company would pay the Lender $40,000 by April 10, 2020, and $80,000 by May 10, 2020. The Company made both payments, with the final payment made on May 11, 2020, since May 10, 2020, was a Sunday, and the lender’s note is now considered paid in full.

Effective May 8, 2020, the Company entered into a securities purchase agreement with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 8% Convertible Promissory Note, dated May 7, 2020, in the principal amount of $42,000. The note was funded by the Investor on May 8, 2020, and on such date pursuant to the securities purchase agreement, the Company reimbursed the Investor for expenses for legal fees and due diligence of $2,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on May 7, 2021. The note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the Investor may not convert the note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor. The note carries a prepayment penalty if the note is paid off in 30, 60, 90, 120, 150, or 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 112%, 115%, 118%, 125%, 130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

F-11

NOTE 6 – RELATED PARTY TRANSACTIONS

All related party transactions are recorded at the exchange amount which is the value established and agreed to by the related party. Mr. William Alessi, CEO, is the Principal Executive Officer and director of the Company. The JanBella Group is an entity controlled by Mr. Alessi. Chris Chumas is a director and a minority shareholder of the Company.

A payable to a related party of $17,574 to Maurice Bideaux, the Company’s former chief executive officer and director, was forgiven by Mr. Bideaux in 2010. An additional advance from Mr. Bideaux of $38,910 remains unpaid.

On February 6, 2019, Mr. William Alessi, the Company’s CEO and one of its directors, personally sold 6,000,000 shares of the Company’s Class A Preferred Shares to Chris Chumas for $100,000 in cash.

During the quarter ended March 31, 2019, Mr. Alessi returned to treasury 12,000,000 shares of Class “A” preferred shares to facilitate the acquisition of certain intellectual property as disclosed below and in Note 4 above. As a result, $12,000 has been added to his loan account in lieu of payment.

On July 18, 2019, the Company issued promissory notes to Mr. Alessi, JanBella Group and Mr. Chumas to evidence the amounts they advanced to the Company. The notes are due on demand, bear interest at 10% per year, and are secured by all of the Company’s assets. At the option of the noteholders, the notes may be converted into shares of the Company’s common stock. The number of shares which will be issued upon any conversion of the notes will be determined by dividing the principal amount to be converted (plus, at the option of the noteholder, accrued and unpaid interest) by the lower of (i) $0.001 or, (ii) 50% of the lowest bid price during the forty-five consecutive trading day period ending on the trading day immediately prior to the conversion date.

On or about July 22, 2019, the Company purchased shares of its Class A Preferred Shares from the following persons:

	Class A
Name	Preferred Shares	Consideration
William Alessi	12,000,000	$200,000	(1)

Chris Chumas	6,000,000	$100,000	(1)

____________

(1) Payment for the preferred shares was in the form of notes. The notes bear interest at 8% per year, are due and payable on December 31, 2019, and are unsecured.

On or about July 22, 2019, S. Mark Spoone converted his 12,000,000 Class A Preferred Shares into 450,000 shares of the Company’s common stock.

On January 29, 2020, the Company issued 7,000,000 shares of its common stock to each of William Alessi and Chris Chumas, respectively, for partial conversion of their promissory notes in the principal amount of $7,000 each, respectively.

The following table presents principal amounts due, and common and preferred shares held by William Alessi, Chris Chumas and S. Mark Spoone as of June 30, 2020:

		Interest	Common Shares		Preferred Shares
Name	Principal	rate	#		#
Chris Chumas	$143,287	8%-10%	7,000,000		nil

William Alessi	349,317	0%-10%	6,971,050	(1)	nil

JanBella Group (2)	110,000	10%	nil		nil

S. Mark Spoone	nil		450,000		nil

Total	$602,605

(1) Includes 6,971,000 shares held in the name of Mr. Alessi’s trust, and 50 shares held in the name of Mr. Alessi’s IRA.

(2) Mr. Alessi’s entity.

See Part II – Unregistered Sales of Equity Securities and Use of Proceeds regarding the sale of unregistered securities and use of proceeds.

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NOTE 7 – DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of June 30, 2020. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the six months ended June 30, 2020, the assumptions utilized in estimating fair values of the liabilities measured on a recurring basis are as follows:

	Six Months ended
	June 30, 2020
Expected term	1.00	years
Expected average volatility	425%
Expected dividend yield	-
Risk-free interest rate	1.59%

The fair value measurements of the derivative liabilities at June 30, 2020 is summarized:

Total	Level 1	Level 2	Level 3
$2,123,877	$-	$-	$2,123,877

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. As of August 12, 2020, the Company did not have any legal actions pending against it.

Commitments

The Company entered into various Seed Resale Agreements to sell Hemp seeds to growers. The Company is obligated to purchase from the growers’ minimum future quantities of hemp biomass.

NOTE 9 – CAPITAL STOCK

On February 28, 2019, the Company was advised that FINRA had received the necessary documentation to announce a 1:100 reverse split. This corporate action took effect on March 1, 2019, and on that date every 100 outstanding shares of the Company’s common stock share were automatically converted into one share of common stock (with fractional shares rounded up to the nearest whole share). The accompanying financials have been retroactively adjusted to reflect the 1:100 reverse split.

F-13

On February 6, 2019, the Company issued 12,000,000 shares of its Class “A” preferred shares to S. Mark Spoone in consideration for the acquisition of Spoone’s trademarks and intellectual property, which included all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. Since then, the Company has been conducting operations under the “Good Hemp” trade name.

On February 12, 2019 Chris Chumas acquired 6,000,000 shares of preferred stock from William Alessi for $100,000 in cash.

During the quarter ended March 31, 2019, Mr. Alessi returned to treasury 12,000,000 shares of Class “A” preferred shares to facilitate the acquisition of certain intellectual property as disclosed in Note 4. As result $12,000 has been added to his loan account in lieu of payment.

On January 29, 2020, the Company issued 7,000,000 shares of its common stock to each of William Alessi and Chris Chumas, respectively, for partial conversion of promissory notes in the principal amount of $7,000 each, respectively.

On February 28, 2020, the Company entered into a Branding Agreement (the “Branding Agreement”) with Spire Holdings, LLC (“Spire”), pursuant to which the Company would immediately issue Spire 6,000,000 shares of the Company’s common stock (the “Spire Shares”), and Spire would provide the Company (i) 7 primary NASCAR Cup Series No. 77 entry automobile, team and drivers (“Car”) sponsorships, and (ii) 25 associate or secondary sponsorships in connection with the Car, subject to NASCAR and network television approval. Pursuant to the Branding Agreement, Spire has some anti-dilution protection and piggyback registration rights with respect to the Spire Shares.

See Part II – Unregistered Sales of Equity Securities and Use of Proceeds regarding the sale of unregistered securities and use of proceeds.

NOTE 10 – TERMINATION OF MATERIAL CONTRACT

In 2018, the Company had entered into an agreement with Infinity, Inc. (“Infinity”). On February 6, 2019, the Company terminated its agreement with Infinity since the transaction had not closed by January 14, 2019, as required by the agreement.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated all transactions from June 30, 2020, through the financial statement issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed other than as set forth below.

Effective July 1, 2020, the Board of Directors (the “Board”) of the Company appointed Scott Shellady to serve as the Chief Strategic Officer of the Company. In connection with Mr. Shellady’s appointment, on or about June 24, 2020 (with an effective date of July 1, 2020), the Company entered into a consulting services agreement with Mr. Shellady, pursuant to which Mr. Shellady would (i) render marketing, sales, distribution, and branding services to the Company; and (ii) would be paid $5,000 per month and 100,000 shares of Company common stock for services rendered during the initial term from July 1, 2020, through December 31, 2020.

On July 21, 2020, the Company filed with the State of Nevada a Certificate of Designation designating 250,000 shares of the Company’s authorized preferred stock as Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”). Each share of Series B-1 Preferred Stock is convertible into 1.667 shares of Company common stock (subject to a 4.99% beneficial ownership limitation). The Series B-1 Preferred Stock entitles the holder to piggy-back registration rights and one vote per share.

Also, on July 21, 2020, the Company filed with the State of Nevada a Certificate of Designation designating 750,000 shares of the Company’s authorized preferred stock as Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock”). Each share of Series B-2 Preferred Stock is convertible into a number of shares of Company common stock equal to $1.00 divided by (i) the lesser of $0.60 or 60% of the 14-day average closing price of the Company’s common stock at the time of conversion (the “Market Price”) if the conversion occurs within 6 months of July 21, 2020, or (ii) 60% of the Market Price if the conversion occurs at least 6 months after July 21, 2020 (subject to a 4.99% beneficial ownership limitation). The Series B-2 Preferred Stock entitles the holder to one vote per share.

On July 29, 2020, the Company sold a third party investor (the “Investor”) the following securities (the “Securities”) for an aggregate purchase price of $250,000: (i) 250,000 shares of the Series B-1 Preferred Stock, (ii) non-cashless warrants to purchase 250,000 shares of the Series B-2 Preferred Stock for $1.00 per share terminating on January 21, 2021, (iii) non-cashless warrants to purchase 250,000 shares of the Series B-2 Preferred Stock for $1.00 per share terminating on July 21, 2021, and (iv) non-cashless warrants to purchase 250,000 shares of the Series B-2 Preferred Stock for $1.00 per share terminating on January 21, 2022.

On July 31, 2020, the Company issued a Convertible Promissory Note (the “JRF Note”) to JRF AZ Investments II, LP (the “JRF Investor”), in the principal amount of $60,000, which was funded on July 31, 2020. The JRF Note matured six months after the date of the note and was convertible into shares of the Company’s common stock at a conversion price equal to 60% of the average closing price during the 10 trading day period ending on the trading day prior to conversion. On August 1, 2020, the JRF Investor elected to convert the entire JRF Note into Company common stock and was subsequently issued 111,359 shares of Company common stock in conversion thereof.

F-14

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$2,671.40
Transfer/Edgar Agent Fees	6,000.00
Accounting Fees and Expenses	12,500.00
Legal Fees	15,000.00
Total	$36,171.40

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our articles of incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

In February 2018, the Company issued William Alessi, our CEO and a director, 1,000 shares of common stock and 30,000,000 shares of the Company’s Class A Preferred Shares. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On February 6, 2019, the Company entered into an Intellectual Property Purchase Agreement with Good Hemp Living, LLC, a Colorado limited liability company (the “Seller”), to acquire all of the Seller’s intellectual property and related assets (collectively the “Assets”) associated with the Seller’s “Good Hemp” hemp-derived CBD-infused line of consumer beverages (the “Acquisition”), for a purchase price consisting of 12,000,000 shares of the Company’s Class A preferred stock (the “Spoone Shares”). On February 12, 2019, the Company closed the Acquisition of the Assets and issued the Spoone Shares to the Seller’s owner, Mark Spoone (who was appointed as a director of the Company on December 3, 2018). The issuance of the Spoone Shares to Mr. Spoone was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

On July 22, 2019, Mr. Spoone converted his 12,000,000 shares of the Company’s Class A Preferred Shares into 450,000 shares of the Company’s common stock. The Company relied upon the exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, in connection with issuance of these securities as the common stock was issued to Mr. Spoone in exchange for preferred stock of the Company held by Mr. Spoone, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transaction did not involve a public offering.

42

On January 29, 2020, the Company issued shares of its common stock to the directors, in the amounts and for the consideration shown below.

Name	Shares	Consideration

William Alessi	7,000,000	Partial conversion of promissory note in the principal amount of $7,000

Chris Chumas	7,000,000	Partial conversion of promissory note in the principal amount of $7,000

The Company relied upon the exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, in connection with issuance of these securities as the common stock was issued in exchange for debt of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

Effective February 28, 2020, the Company entered into a Branding Agreement (the “Branding Agreement”) with Spire Holdings, LLC (“Spire”), pursuant to which the Company issued Spire 6,000,000 shares of the Company’s common stock (the “Spire Shares”), and Spire will provide the Company (i) 7 primary NASCAR Cup Series No. 77 entry automobile, team and drivers (“Car”) sponsorships, and (ii) 25 associate or secondary sponsorships in connection with the Car, subject to NASCAR and network television approval. The Spire Shares were sold to Spire in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

Effective July 1, 2020, Scott Shellady was appointed to serve as the Chief Strategic Officer of the Company. On June 24, 2020, the Company entered into a consulting services agreement with Mr. Shellady, pursuant to which Mr. Shellady would (i) render marketing, sales, distribution, and branding services to the Company; and (ii) would be paid $5,000 per month and 100,000 shares of Company common stock (the “Shellady Shares”) for services rendered during the initial term from July 1, 2020, through December 31, 2020. The Shellady Shares were issued to Mr. Shellady in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

Effective July 31, 2020, the Company issued a Convertible Promissory Note to JRF AZ Investments II, LP in the principal amount of $60,000, which was funded on July 31, 2020. The Note matured six months after the date of the Note and was convertible into shares of the Company’s common stock at a conversion price equal to 60% of the average closing price during the 10 trading day period ending on the trading day prior to conversion. On August 1, 2020, JRF AZ Investments II, LP elected to convert the entire Note into Company common stock and was subsequently issued 111,359 shares of Company common stock in conversion thereof. The Company relied upon the exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, in connection with issuance of these securities as the common stock was issued in exchange for debt of the Company held by the lender, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transaction did not involve a public offering.

On August 24, 2020, with an effective date of July 1, 2020, the Company entered into a joint venture agreement with Paul Hervey (“Hervey”), an individual, for the purpose of cultivating hemp. Hervey is a licensed hemp cultivator in good standing under the laws of North Carolina with approximately 3,700 square feet of greenhouse cultivation space and approximately 9 acres of farmable land (the “Facility”). Under the joint venture agreement, Good Hemp will contribute up to $160,000 for the preparation of the Facility, as well as up to $174,000 as ongoing operational expenses for the joint venture, and Hervey will contribute exclusive use of the Facility, as well as purchase services and/or purchase or lease necessary equipment for the planting, cultivation and irrigation for growing hemp, and profits shall be split equally by the parties after reimbursement of expenses paid by the parties. The joint venture shall conduct business under the name “Olin Farms, LLC”. On or about August 20, 2020, the Company compensated Hervey $53,433.33 for the initial expenses of the joint venture. The payment was made as follows: (i) a check payable to Hervey in the amount of $33,433.33, and (ii) the issuance of 40,000 shares of Company common stock in lieu of a $20,000 cash payment. These shares were issued to Hervey in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

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ITEM 16. EXHIBITS

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
3.2	Articles of Merger (changing Company name) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K filed on May 25, 2018, file no. 000-54509)
3.4	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 27, 2020, file no. 000-54509)
3.5	Certificate of Designation of Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on July 27, 2020, file no. 000-54509)
5.1	Opinion Regarding Legality (incorporated by reference to Exhibit 5.1 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
10.1

Intellectual Property Purchase Agreement, between the Company and Good Hemp Living, LLC, dated February 6, 2019 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on February 12, 2019, file no. 000-54509)

10.2

Branding Agreement between the Company and Spire Holdings, LLC, effective as of February 28, 2020 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 2, 2020, file no. 000-54509)

10.3

Joint Venture Agreement of Olin Farms, LLC, between the Company and Paul Hervey, dated July 1, 2020 (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.4

Promissory Note dated July 17, 2019, issued by the Company to William Alessi (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.5

Promissory Note dated July 17, 2019, issued by the Company to JanBella Group, LLC (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.6

Promissory Note dated July 17, 2019, issued by the Company to Chris P. Chumas (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.7

Promissory Note dated July 22, 2019, issued by the Company to William Alessi (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.8

Promissory Note dated July 22, 2019, issued by the Company to Chris P. Chumas IRA (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

10.9

Securities Purchase Agreement, between the Company and Power Up Lending Group Ltd., dated August 17, 2020 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 21, 2020, file no. 000-54509)

10.10

Convertible Promissory Note dated August 17, 2020, issued by the Company to Power Up Lending Group Ltd. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 21, 2020, file no. 000-54509)

10.11

Consulting Services Agreement between the Company and Scott Shellady, dated June 24, 2020 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 30, 2020, file no. 000-54509)

10.12	Form of Subscription Agreement for Primary Offering (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
23.1 *	Consent from Independent Registered Public Accounting Firm
23.2 *	Consent from Independent Registered Public Accounting Firm
23.3	Consent from Legal Counsel (included in Exhibit 5.1)

__________

* filed herewith

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cornelius, State of North Carolina, on November 5, 2020.

Good Hemp, Inc.

By:	/s/ William Alessi
William Alessi
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ William Alessi	President, Principal Executive Officer, and	November 5, 2020
William Alessi	Chairman of the Board of Directors

/s/ Emma Setzer	CFO, Principal Financial Officer,	November 5, 2020
Emma Setzer	Principal Accounting Officer

/s/ Chris Chumas	Director	November 5, 2020
Chris Chumas

/s/ S. Mark Spoone	Director	November 5, 2020
S. Mark Spoone

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